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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

MAC-GRAY CORPORATION
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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MAC-GRAY CORPORATION
404 Wyman Street, Suite 400
Waltham, Massachusetts 02451

April 21, 2011

Dear Stockholder:

        You are cordially invited to attend the 2011 Annual Meeting of Stockholders of Mac-Gray Corporation to be held on Wednesday, May 18, 2011 at 9:00 a.m., local time, at the Goodwin Procter LLP Conference Center, Second Floor, Exchange Place, 53 State Street, Boston, Massachusetts 02109 (the "Annual Meeting").

        The items to be considered and voted on at the Annual Meeting are described in the Notice of Annual Meeting and are more fully addressed in our proxy materials accompanying this letter. We encourage you to read all of these materials carefully and then to vote the enclosed WHITE proxy card.

        Whether or not you expect to attend the meeting, please vote your shares by completing, signing, dating and returning the WHITE proxy card in the enclosed postage-prepaid envelope or vote by telephone or via the Internet according to the instructions provided on the proxy card.

        On behalf of your Board of Directors, thank you for your continued support and interest in Mac-Gray Corporation. I look forward to seeing you at the meeting on Wednesday, May 18, 2011.

        Very truly yours,

STEWART GRAY MACDONALD, JR.
Chief Executive Officer

        Your vote is very important regardless of the number of shares you own. At your earliest convenience, please complete, sign, date and return the enclosed WHITE proxy card, which requires no postage if mailed in the United States, or you may vote the WHITE proxy card by telephone or via the Internet according to the instructions provided on the proxy card.

        Stockholders with questions or requiring assistance voting their shares may contact MacKenzie Partners, Inc., which is assisting us, toll-free at (800) 322-2885 or (212) 929-5500 (call collect) or at proxy@mackenziepartners.com.

MAC-GRAY CORPORATION
404 Wyman Street, Suite 400
Waltham, Massachusetts 02451
(781) 487-7600

 NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON WEDNESDAY, MAY 18, 2011

         NOTICE IS HEREBY GIVEN that the 2011 Annual Meeting of Stockholders of Mac-Gray Corporation, a Delaware corporation (the "Company"), will be held on Wednesday, May 18, 2011 at 9:00 a.m., local time, at the Goodwin Procter LLP Conference Center, Second Floor, Exchange Place, 53 State Street, Boston, Massachusetts 02109 (together with adjournments or postponements thereof, the "Annual Meeting"):

  1.
  to elect three Class II directors, each to hold office until the Company's annual meeting of stockholders to be held in 2014 and until such director's successor is duly elected and qualified;

  2.
  to approve an amendment to the 2009 Mac-Gray Corporation Stock Option and Incentive Plan to increase the number of shares of Mac-Gray common stock authorized for issuance under such plan from 2,300,000 shares to 4,100,000 shares;

  3.
  to consider and vote upon, if properly presented at the Annual Meeting, a stockholder proposal regarding the reorganization of the Board of Directors into one class;

  4.
  to consider and vote upon, on a non-binding, advisory basis, a resolution approving the overall compensation of our named executive officers, as described in the Compensation Discussion and Analysis, executive compensation tables and accompanying narrative disclosures in this proxy statement;

  5.
  to consider and vote upon, on a non-binding, advisory basis, the frequency at which the Company should include an advisory vote on the compensation of our named executive officers;

  6.
  to ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ended December 31, 2011; and

  7.
  to transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

         In connection with Proposal 1, the Company has received notice from Benjamin Kovler of his intention to nominate Richard Drexler, Michael J. Soenen and Benjamin Kovler (the "Kovler Nominees") for election to the Company's Board at the Annual Meeting and to solicit proxies from shareholders for the Kovler Nominees. The Board of Directors has nominated Thomas E. Bullock, William F. Meagher, Jr., and Alastair G. Robertson (the "Company Nominees") for re-election as Class II directors and recommends that the shareholders vote FOR the Company Nominees by returning the enclosed white proxy card. The Company is soliciting proxies solely for the Company Nominees and not for the Kovler Nominees.

         Any proxy may be revoked at any time before it is voted on any matter by giving written notice of such revocation to the Secretary of the Company, or by signing and duly delivering a proxy bearing a later date, or voting by telephone or via the Internet at a later date or by attending the Annual Meeting and voting in person. The latest dated completed proxy will be the one which counts.

         The Board of Directors has fixed the close of business on April 4, 2011 as the record date for determination of stockholders entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof. Only holders of the Company's common stock of record at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof.

         In the event there are not sufficient votes with respect to the foregoing proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies.

         Directions to the Goodwin Procter LLP Conference Center are included on the outside back cover of the Proxy Statement for the Annual Meeting of Stockholders to be held on May 18, 2011.

By Order of the Board of Directors,

LINDA A. SERAFINI
Secretary

Waltham, Massachusetts
April 21, 2011

         WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED WHITE PROXY CARD IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES OR TO VOTE THE WHITE PROXY CARD BY TELEPHONE OR VIA THE INTERNET ACCORDING TO THE INSTRUCTIONS ON THE PROXY CARD. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD OR VOTED BY TELEPHONE OR VIA THE INTERNET.

Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting of Stockholders to be held on May 18, 2011:

The Proxy Statement and Annual Report to Stockholders are available at
 http://www.macgray.com/proxy.

MAC-GRAY CORPORATION
404 Wyman Street, Suite 400
Waltham, Massachusetts 02451
(781) 487-7600

PROXY STATEMENT

 ANNUAL MEETING OF STOCKHOLDERS
To Be Held on Wednesday, May 18, 2011

        This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of Mac-Gray Corporation, a Delaware corporation (the "Company", "Mac-Gray", "we", "us" or "our"), for use at the Annual Meeting of Stockholders of the Company to be held on Wednesday, May 18, 2011 at 9:00 a.m., local time, at the Goodwin Procter LLP Conference Center, Second Floor, Exchange Place, 53 State Street, Boston, Massachusetts 02109 (together with any adjournments or postponements thereof, the "Annual Meeting").

        We intend to release the Notice of the Annual Meeting, Proxy Statement and the accompanying WHITE Proxy Card beginning on or about April 21, 2011 to stockholders of record as of April 4, 2011. The Board has fixed the close of business on April 4, 2011 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting (the "Record Date").

        Execution and return of the enclosed WHITE proxy card is being solicited by and on behalf of our Board for the purposes set forth in the foregoing notice of meeting. The costs incidental to the solicitation and obtaining of proxies, including the cost of reimbursing banks and brokers for forwarding proxy materials to their principals, will be borne by the Company. Proxies may be solicited, without extra compensation, by directors, nominees and executive officers of the Company, both in person and by mail, telephone, facsimile, and e-mail. We may also solicit proxies through press releases issued by the Company, advertisements in periodicals or postings on our website and www.cesvote.com. We have retained MacKenzie Partners,  Inc. ("MacKenzie Partners") to assist in the solicitation of proxies by mail, telephone or other electronic means, or in person, for a fee of $75,000, plus reasonable out-of-pocket expenses relating to the solicitation. Approximately 40 MacKenzie Partners employees will participate in the solicitation of proxies.

        Mac-Gray estimates that total costs relating to the solicitation of proxies (other than the amount normally expended for a solicitation for an election of directors in the absence of a contest and excluding salaries and wages of officers and employees) are expected to be approximately $200,000, including fees payable to MacKenzie Partners. To date, Mac-Gray has incurred approximately $25,000 in expenses in communicating with its stockholders in connection with this proxy solicitation. Actual expenditures may vary materially from this estimate, however, as many of the expenditures cannot be readily predicted. The entire expense of preparing, assembling, printing and mailing this proxy statement and any other related materials and the cost of communicating with Mac-Gray stockholders will be borne by Mac-Gray. Appendix A to this Proxy Statement sets forth certain information relating to the Company's directors, nominees, and executive officers who may be soliciting proxies on the Company's behalf.

Voting Securities of the Company

        Only holders of record of Common Stock, par value $0.01 per share, of the Company ("Common Stock") at the close of business on the Record Date will be entitled to notice of and to vote at the Annual Meeting. As of April 4, 2011, there were 14,216,590 shares of Common Stock outstanding and entitled to vote at the Annual Meeting and 111 stockholders of record. Each holder of Common Stock outstanding as of the close of business on the Record Date will be entitled to one vote for each share held of record for each matter properly submitted at the Annual Meeting.

        The presence, in person or by proxy, of a majority of the outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual

Meeting. "Withhold authority" votes, "abstentions" and "broker non-votes" will be counted as present and entitled to vote for purposes of determining a quorum. A "withhold authority" vote is a stockholder's vote to withhold authority to cast a vote "for" the election of one or more director nominees. An "abstention" represents an affirmative choice to decline to vote on a proposal other than the election of directors. A "broker non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power under applicable law with respect to that proposal and has not received instructions with respect to that proposal from the beneficial owner. If you hold shares through a broker, bank or other custodian (also referred to as holding shares in "street-name"), only such broker, bank, custodian or other nominee can vote your shares. In order to ensure that your shares are voted at the Annual Meeting, you must give specific instructions regarding how to vote your shares. If you do not give specific instructions regarding how to vote your shares, the broker, bank, custodian or other nominee may not exercise their discretion to vote your shares with respect to any of the proposals at the Annual Meeting.

        Proposal 1, election of three Class II directors, shall be determined by a plurality vote, which means the three nominees receiving the highest number of affirmative votes at the Annual Meeting will be elected as directors. In connection with Proposal 1, the Board of Directors has nominated the Company Nominees for re-election as Class II directors and recommends that the shareholders vote FOR the Company Nominees by returning the enclosed white proxy card. For Proposal 2, the approval of an amendment to the 2009 Mac-Gray Corporation Stock Option and Incentive Plan (the "2009 Plan"), Proposal 3, the stockholder proposal, Proposal 4, the approval of executive compensation, and Proposal 6, the ratification of the independent auditors, the affirmative vote of a majority of the votes properly cast for and against each such matter is required for approval. For Proposal 5, the frequency of executive compensation votes, a majority of the votes properly cast is required for approval, but if no alternative receives a majority of the votes properly cast, the alternative that receives a plurality of the votes properly cast shall be treated as the option recommended by the stockholders. For proposal 2, abstentions and broker non-votes are treated as a vote against the proposal. For Proposals 3, 4, 5, and 6, abstentions and broker non-votes are not included in the number of votes cast for and against the proposal and therefore have no effect on the vote on such proposal. For Proposal 2, in accordance with New York Stock Exchange ("NYSE") rules, broker non-votes may affect the approval of such proposal to the extent broker non-votes cause less than a majority of the outstanding shares to be voted on such proposal. Abstentions are applicable to all proposals other than the proposal for election of directors. Neither abstentions nor broker non-votes will be counted for approval of any proposal.

        Whether or not you are able to attend the Annual Meeting, the Company urges you to vote the WHITE proxy card, which is being solicited by our Board, and which, when properly executed, will be voted as you direct. The WHITE proxy card provides spaces for a stockholder to vote for our Board's nominees, or to withhold authority to vote for any or all of such nominees, for election as directors. You may vote FOR any director nominee, WITHHOLD your vote from all director nominees or WITHHOLD your vote from any of the director nominees. The Company has received notice from Benjamin Kovler of his intention to nominate the Kovler Nominees for election to the Company's Board at the Annual Meeting and to solicit proxies from shareholders for the Kovler Nominees. The Company is soliciting proxies solely for the Company Nominees and not for the Kovler Nominees.

        Stockholders of the Company are requested to complete, date, sign and return the accompanying WHITE proxy card in the enclosed envelope or to vote the WHITE proxy card by telephone or via the Internet according to the instructions on the proxy card. Shares of Common Stock represented by properly executed proxies received by the Company and not revoked will be voted at the Annual Meeting in accordance with the instructions contained therein. If instructions are not given on the white proxy card, properly executed proxies will be voted "FOR" the election of the Company Nominees, "FOR" the amendment to the 2009 Plan, "AGAINST" the stockholder proposal, "FOR" the approval of executive compensation, for executive compensation voting every TWO years and "FOR" the approval of the independent registered public accounting firm. If other matters are presented, proxies will be voted in accordance with the discretion of the proxy holders.

        Any proxy may be revoked at any time before it is voted on any matter by giving written notice of such revocation to the Secretary of the Company, or by signing and duly delivering a proxy bearing a later date, or voting by telephone or via the Internet at a later date or by attending the Annual Meeting and voting in person. The latest dated completed proxy will be the one which counts.

        The Annual Report of the Company for the fiscal year ended December 31, 2010 (the "Annual Report") is being mailed to stockholders of the Company concurrently with this Proxy Statement. The Annual Report, however, is not a part of the proxy solicitation material. We will furnish a copy of our Annual Report, with exhibits, free of charge to each stockholder or beneficial owner of our Common Stock who forwards a written request to us at Mac-Gray Corporation, 404 Wyman Street, Suite 400, Waltham, Massachusetts 02451, Attention: Secretary. This Proxy Statement and the Annual Report are also available at http://www.macgray.com/proxy.

        Some banks, brokers and other nominee record holders may be participating in the practice of "householding" proxy statements and annual reports. This means that only one copy of our proxy statement and annual report to shareholders may have been sent to multiple shareholders in your household unless we have received contrary instructions from one or more shareholders. We will promptly deliver a separate copy of either document to you if you contact us at the following address: Attention: Secretary, Mac-Gray Corporation, 404 Wyman Street, Suite 400, Waltham, Massachusetts 02451, telephone: 781-487-7600. If you want to receive separate copies of the proxy statement or annual report to shareholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address or telephone number.

PROPOSAL 1

ELECTION OF DIRECTORS

Nominees

        The Board presently consists of eight members and is divided into three classes, with three directors in Class I, three directors in Class II and two directors in Class III. Directors serve three-year terms, with one class of directors being elected by the Company's stockholders at each annual meeting of stockholders. Three Class II directors will stand for re-election by the stockholders at the Annual Meeting. The Board has the authority to fill any Board vacancy by the affirmative vote of a majority of the remaining directors, who are authorized to exercise the powers of the full Board until such vacancy is filled.

        At the Annual Meeting, three Class II directors will be elected to serve until the 2014 annual meeting of stockholders and until their respective successors are duly elected and qualified. The Board has nominated Thomas E. Bullock, William F. Meagher, Jr., and Alastair G. Robertson for re-election as Class II directors and is soliciting proxies for these three Company Nominees. Messrs. Bullock, Meagher, and Robertson have consented to being named as a nominee in this Proxy Statement and have agreed to stand for election and to serve, if elected, as directors.

        THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT THE COMPANY'S STOCKHOLDERS VOTE "FOR" THE ELECTION OF THE THREE NOMINEES NAMED ABOVE.

        The Company has received notice from Benjamin Kovler of his intention to nominate the Kovler Nominees for election to the Board at the Annual Meeting. The Company is soliciting proxies solely for the three Company Nominees named above and not for the Kovler Nominees.

 INFORMATION REGARDING DIRECTORS/NOMINEES

        Set forth below is certain information regarding the directors of the Company, including the Class II directors who have been nominated for election at the Annual Meeting, based on information furnished by them to the Company.

Name	Age	Director Since
Class I (Term expires 2013)
Edward F. McCauley	71	2004
David W. Bryan	65	2004
Mary Ann Tocio	62	2006
Class II (Term expires 2011)
Thomas E. Bullock*	64	2000
William F. Meagher, Jr.*	72	2007
Alastair G. Robertson*	59	2008
Class III (Term expires 2012)
Christopher T. Jenny	55	2005
Bruce C. Ginsberg	52	2009

*
Nominee for election

        Thomas E. Bullock has served as Chairman of the Board since June 2009 and has been a director of the Company since November 2000. Mr. Bullock is retired and serves as a member of the Board of Directors of Transfair USA, a fair-trade certification company working with farmers in 38 countries. Mr. Bullock was previously a director of Zildjian Cymbals. From 1997 to 2000, Mr. Bullock was President and Chief Executive Officer ("CEO") of Ocean Spray Cranberries, Inc., a global manufacturer and distributor of fruit juice and fruit products. Prior to 1997, Mr. Bullock held various senior roles with Ocean Spray for 21 years. Mr. Bullock graduated from St. Joseph's University with a BS degree in marketing. Mr. Bullock's extensive management experience as President and CEO of a nearly $2 billion major corporation and his many years of marketing and sales experience, both international and domestic, make him a very valuable member of the Board with outstanding skills and experience in executive leadership and management.

        William F. Meagher, Jr. has been a director of the Company since May 2007. Prior to his retirement in 1998, Mr. Meagher was Managing Partner of the Boston office of Arthur Andersen, LLP, an international accounting firm, where he served as engagement partner on engagements in the transportation, construction, technology and manufacturing industries. Mr. Meagher was employed by Arthur Andersen, LLP for 38 years. Mr. Meagher is a Trustee of Dana Farber Cancer Institute and Living Care Villages of Massachusetts, Inc. (North Hill Needham, Inc.). Mr. Meagher formerly served on the Boards of Dover Saddlery, Inc. and SkillSoft, PLC. Mr. Meagher graduated with a BS degree in accounting from Holy Cross College. Mr. Meagher's many years of experience as an office managing partner and audit partner at Arthur Andersen, LLP, his extensive financial accounting knowledge and experience with accounting principles, financial reporting rules and regulations, as well as his experience overseeing the financial reporting process of large public companies from an independent auditor's perspective and as a board member and audit committee member of other public companies makes him an invaluable member of the Audit Committee.

        Alastair G. Robertson has been a director of the Company since June 2008. Mr. Robertson currently has his own leadership consulting company known as Motivation for Leadership. In addition, Mr. Robertson is a global advisor to Evolve Management Partners, an international change management and leadership consulting firm. Mr. Robertson joined Evolve Management Partners in 2004 as a partner and remained a partner until late 2007, when he became an advisor. Prior to advising

Evolve Management Partners, Mr. Robertson was a senior partner for seven years with Accenture Ltd., a management consulting, technology services and outsourcing company, heading their Global Leadership practice and jointly leading their Organization and Strategic Change practice, across many business sectors. Prior to that time, over a span of 17 years, Mr. Robertson held senior executive positions at Mars Incorporated, PepsiCo, Inc., and Pillsbury, each a global manufacturer and distributor of beverages, food and confectionaries. Mr. Robertson spent many years in the consumer products and food industries, in R&D, marketing and manufacturing roles, before commencing his 15 year consulting career in leadership development, governance practices, strategic change and organizational behavior. He is a specialist in the creation of tailor-made leadership strategies, building on motivational strengths, to change leadership behavior on a sustained basis, creating leadership for high performance. His clients have included CEO's across the globe. Additionally Mr. Robertson is a published author on global leadership trends, and regularly participates in leadership research projects. Mr. Robertson's expertise in leadership and governance practices is valuable to the Company in his role as a Board member and as Chair of the Governance and Nominating Committee.

        Edward F. McCauley has been a director of the Company since March 2004. Mr. McCauley is retired. Over a thirty-six year career at Deloitte & Touche, LLP, one of the world's largest public accounting firms, Mr. McCauley served as Lead Audit Partner or Advisory Partner for a number of Fortune 500 companies, non-profit and regulated enterprises. He retired from Deloitte & Touche in 2001. Mr. McCauley is a director and Audit Committee Chair of Harvard Pilgrim Healthcare, Inc., a large non-profit health insurance company. Mr. McCauley was a director and Audit Committee Chair of Salary.com, Inc., formerly a NASDAQ company and provider of software as a service (SAAS) compensation solutions, which was acquired by Kenexa Corporation in 2010. Mr. McCauley has a BS in accounting from St. Joseph's University. As a retired Partner from Deloitte & Touche and a CPA, Mr. McCauley brings many years of experience in accounting and SEC regulations to the Company. He served many complex enterprises while with Deloitte & Touche, and presently serves as Chairman of our Audit Committee. Mr. McCauley's extensive financial accounting knowledge is an invaluable asset to our Board.

        David W. Bryan has been a director of the Company since March 2004. Mr. Bryan is retired. Mr. Bryan was the CEO of Capsized, Inc., an Internet specialty retailer, from 1999 - 2001 and CEO of Avedis Zildjian Company Inc., a leading manufacturer of musical instruments, from 1995 to 1999. Prior to 1995, Mr. Bryan spent twelve years in executive positions at Sara Lee Corporation, a Fortune 500 consumer products company, where his positions included Vice President and Corporate Officer responsible for strategic planning and business development and President of Aris-Isotoner Company, a $200 million subsidiary. Mr. Bryan served as a director of the Avedis Zildjian Company Inc. and Electrolux Corporation. Mr. Bryan received his B.A. from Colby College and an MBA from Columbia University. Mr. Bryan brings to the Board, and to the Company's Compensation Committee he chairs, considerable experience in executive management in both public and private companies including marketing and sales, strategic planning, new business development. and corporate development.

        Mary Ann Tocio has been a director of the Company since November 2006. Ms. Tocio currently is President, Chief Operating Officer and a director of Bright Horizons Family Solutions LLC, the world's largest provider of employer-supported childcare, early education and work/life solutions. Ms. Tocio has been employed by Bright Horizons since 1992, has been President and COO since 2000 and has been a director of Bright Horizons since 2001. Prior to joining Bright Horizons, Ms. Tocio had several years of experience managing a multi-site service organization and more than 20 years of experience in the health care industry. Ms. Tocio is a director of Harvard Pilgrim Healthcare, Inc. where she serves as Vice-Chair of the board and also serves on its finance committee and nominating and governance committee. Ms. Tocio previously served on the board of directors of Zany Brainy, Inc., a NASDAQ company and specialty retailer of high quality educational toys and books. Ms. Tocio received her MBA from Simmons College School of Management. Ms. Tocio brings to our Board executive leadership experience and extensive operational management expertise in service industries for both public and private companies. The Bright Horizons experience is particularly valuable to Mac-Gray, with that company's similar decentralized, locally branch based structure.

        Christopher T. Jenny has been a director of the Company since July 2005. Mr. Jenny is currently President and Senior Partner with The Parthenon Group LLC, a Boston-based private management consulting and investment firm, and he is a member of the firm's executive committee. Prior to joining The Parthenon Group LLC in 1995, Mr. Jenny was a Partner with Bain & Company, Inc., a global business strategy consulting firm. Mr. Jenny graduated summa cum laude and Phi Beta Kappa with a BA in Mathematics from Dartmouth College and holds an MBA with high distinction from Harvard Business School. Mr. Jenny brings to the Board more than twenty years of experience as a consultant in business strategy, working specifically on issues related to business unit strategy, profit improvement and mergers and acquisitions. In addition, he has nearly a decade of experience as a senior operating executive, having managed portfolio companies for two of the nation's leading private equity firms.

        Bruce C. Ginsberg has been a Director of the Company since May 2009. From 2001 to the present, Mr. Ginsberg has been President, CEO and Director of MooBella Inc., a company that has developed an innovative ice cream dispensing system for foodservice operations. From 1999 to the present, Mr. Ginsberg has been the founder, President and sole stockholder of New England Ice Cream Corporation, a company that distributes nationally branded frozen desserts to retail, food service and machine vending accounts. Mr. Ginsberg earned his BS degree and MBA from Boston College. Mr. Ginsberg brings to the Board a sound understanding of the Company's business in terms of revenue generation, customer relations, procurement, human resources management, field asset management, control systems, branding and innovation.

 CORPORATE GOVERNANCE

Board of Directors

        During the fiscal year ended December 31, 2010 ("Fiscal 2010"), the Board held eleven (11) meetings. During the periods that he or she served, each director attended at least 75% of the aggregate of: (1) the number of Board meetings held and (2) the number of meetings of all committees on which he or she served.

Director Independence

        The Board determined that each of our directors (Messrs. Jenny, Bryan, Bullock, McCauley, Robertson, Meagher, Ginsberg, and Ms. Tocio) is independent within the meaning of the director independence standards of the NYSE and the applicable rules of the Securities and Exchange Commission (the "SEC"). In making this determination, the Board solicited information from each of the directors regarding, among other things, whether that director, or any member of his immediate family, had a direct or indirect material interest in any transactions involving our Company, was involved in a debt relationship with our company or received personal benefits outside the scope of the director's normal compensation. The Board considered the responses of the directors, and independently considered the commercial agreements and other material transactions entered into by us during Fiscal 2010, and determined that none of our directors had a material interest in those transactions.

        Directors are encouraged to attend the Company's annual meetings of stockholders. All directors serving on the Board at the time attended the 2010 annual meeting of stockholders.

Executive Session

        In accordance with the Company's Corporate Governance Guidelines, the independent directors meet in executive session at least four (4) times per year. Mr. Bullock, the independent chairman of the Board, presides at such meetings.

Director Retirement

        At 72 years of age, William F. Meagher, Jr. has attained the mandatory retirement age (age 70) required under the Company's Corporate Governance Guidelines. However, pursuant to the Company's Corporate Governance Guidelines, the Board of Directors has the authority to approve exceptions to the mandatory retirement age and has approved an exception for Mr. Meagher.

Board Evaluation

        The Governance and Nominating Committee coordinates an annual evaluation process by the directors of the Board's performance and procedures. The Audit Committee, the Compensation Committee and the Governance and Nominating Committee each conduct an annual evaluation of their performance and procedures, including the adequacy of their charters.

Code of Business Conduct

        The Board has adopted a Code of Business Conduct applicable to all officers, employees and Board members. The Code of Business Conduct is posted on Mac-Gray's website at www.macgray.com under the "Corporate Governance" caption of the "Investor Relations" tab and is also available in print to any stockholder upon request. Any amendment to, or waiver of, the Code of Business Conduct that applies to the Company's CEO, Chief Financial Officer, Vice President of Finance, Corporate Controller or any person performing similar functions will be disclosed on the website promptly following the date of such amendment or waiver.

Communications with the Board

        The Board welcomes the submission of any comments or concerns from stockholders and any interested parties. Communications should be addressed to the Secretary of the Company at Mac-Gray Corporation, 404 Wyman Street, Suite 400, Waltham, Massachusetts 02451 and marked to the attention of the Board, any of its committees or individual directors or the non-management directors as a group. All correspondence will be forwarded to the intended recipients.

Committees of the Board

        The Board currently has four standing committees: an Audit Committee, a Compensation Committee, a Governance and Nominating Committee and an Executive Committee. Each committee is comprised solely of directors determined by the Board to be independent under the applicable NYSE and SEC rules. You may find copies of the charters of the Audit Committee, the Compensation Committee, the Governance and Nominating Committee and the Executive Committee in the "Investor Relations" section of our website at www.macgray.com. The charters are also available in print to any stockholder upon request.

        Audit Committee.    The Audit Committee, consisting of Edward F. McCauley (Chairman), William F. Meagher, Jr. and Bruce C. Ginsberg, held nine (9) meetings during Fiscal 2010. The Board has made a determination that each of the members of the Audit Committee satisfies the independence and experience requirements of both the NYSE and SEC. The Board also determined that each of Messrs. McCauley and Meagher is an "audit committee financial expert," as defined by SEC rules. In addition, the Board determined that each Audit Committee member is financially literate as defined by the NYSE. The Audit Committee assists the Board in its oversight of the integrity of the Company's financial statements; the Company's compliance with legal and regulatory requirements; the qualifications, independence and performance of the Company's independent auditors; and the performance of the Company's internal audit function. This includes the selection and evaluation of the independent auditors; the oversight of the Company's systems of internal accounting, internal controls, and financial controls; the review of the annual independent audit of the Company's financial statements; the establishment of "whistle-blowing" procedures; and the oversight of other compliance matters. The Audit Committee meets periodically with management, the internal auditor and the Company's independent auditors in separate executive sessions.

        Compensation Committee.    The Compensation Committee, consisting of David W. Bryan (Chairman), Christopher T. Jenny and Mary Ann Tocio, held four (4) meetings during Fiscal 2010. The Compensation Committee is comprised solely of non-employee directors, all of whom the Board has determined are independent pursuant to the NYSE rules set forth in Section 303A of the New York Stock Exchange Listed Company Manual.

        The Compensation Committee's responsibilities, which are discussed in detail in its charter, include:

  •
  Compensation Plans:  Reviewing the Company's compensation plans; counseling with the Company's CEO and independent consultants regarding different compensation approaches; periodically reviewing market data to assess the Company's competitive position for the components of its executive officer compensation by reviewing current compensation surveys; and administering and making recommendations to the Board regarding the adoption, amendment, rescission of, or other matters regarding all incentive compensation plans and equity-based plans.

  •
  Chief Executive Officer Compensation:  Reviewing and approving the annual corporate goals and objectives that may be relevant to the compensation of the CEO; annually evaluating the performance of the CEO in meeting those goals and objectives; and based on such evaluation, setting the CEO's compensation.

  •
  Executive Officer Compensation:  Reviewing and approving the compensation of the Company's executive officers other than the CEO.

  •
  Board Compensation:  Making recommendations, in consultation with the Governance and Nominating Committee, to the Board regarding the compensation of members of the Board, including awards under the Company's equity-based plans.

        The Compensation Committee also determines the number of options to be granted or shares of Common Stock to be issued to eligible persons under the Company's 2009 Stock Option and Incentive Plan (the "2009 Plan," together with the 2005 Stock Option and Incentive Plan and 1997 Stock Option and Incentive Plan, the "Option Plans"), prescribes the terms and provisions of each grant made under the Option Plans and administers and interprets the Option Plans.

        The Compensation Committee has the authority to delegate its authority to subcommittees but has not elected to do so as of the date of the mailing of this Proxy Statement.

        Governance and Nominating Committee.    The Governance and Nominating Committee, consisting of Alastair G. Robertson (Chairman), Edward F. McCauley and Thomas E. Bullock, held fifteen (15) meetings during Fiscal 2010. The Governance and Nominating Committee assists the Board in finding and nominating qualified people for election to the Board, assessing and evaluating the Board's effectiveness, and establishing, implementing and overseeing the Company's governance programs and policies. The Board has adopted a Governance and Nominating Committee charter and Corporate Governance Guidelines, which are available in the "Investor Relations" section of the Company's website at www.macgray.com. These materials are also available in print to any stockholder upon request.

        Executive Committee.    The Executive Committee, consisting of Thomas E. Bullock (Chairman), Edward F. McCauley, David W. Bryan and Alastair G. Robertson, was established in June, 2009 and held one (1) meeting during Fiscal 2010. The principal purpose of the Executive Committee is to provide an efficient means to meet and communicate with the Chief Executive Officer of the Company, to discuss, consider and address Board-level issues affecting the Company and to serve as a liaison to senior management.

Policies Governing Director Nominations

        The Governance and Nominating Committee is responsible for reviewing the qualifications of, and recommending to the Board, individuals to be nominated for membership on the Board. The Governance and Nominating Committee considers nominees using the criteria for the composition of the Board and the qualifications of members as outlined in the Governance and Nominating Committee charter. The Governance and Nominating Committee believe that nominees should, in the judgment of the Board, be individuals of the highest character and integrity, possessing business and financial acumen, demonstrated business ethics, and tenure and breadth of experience in a significant leadership capacity. The Governance and Nominating Committee also believes that each individual shall provide the desired mix of characteristics, qualifications, and diverse experiences, perspectives, and skills appropriate for a corporation such as the Company.

        The Governance and Nominating Committee will consider stockholder recommendations for nominees for membership on the Board. Stockholders may make a nominee recommendation by sending the nomination to the Secretary of the Company at Mac-Gray Corporation, 404 Wyman Street, Suite 400, Waltham, MA 02451, who will then forward the recommendation to the Governance and Nominating Committee. Qualified entirely by reference to the Company's By-Laws and Governance and Nominating Committee charter and the disclosure requirements set forth therein, a stockholder's recommendation must include, as to each person whom the stockholder proposes to nominate for election or re-election as a director:

  •
  The name and address of the stockholder making such recommendation as they appear on the Company's books, and the names and addresses of any other stockholders proposing such candidate;

  •
  As to each proposing stockholder, certain information regarding such stockholder's beneficial ownership of, and arrangements related to, securities of the Company;

  •
  A description of all arrangements or understandings by and among any of the stockholders proposing such candidate; and

  •
  All information relating to such candidate that is required pursuant to Regulation 14A under the Securities and Exchange Act of 1934, as amended (the "Exchange Act") (including such candidate's written consent to being named in the proxy statement as a nominee and to serving as a director if elected).

        The Governance and Nominating Committee may request additional information regarding such candidate to assist in its evaluation. In evaluating director nominees, the Governance and Nominating Committee shall be guided by the following principles: (1) each candidate should be an individual of the highest character and integrity, possessing business and financial acumen, demonstrated business ethics, and tenure and breadth of experience in a significant leadership capacity, (2) each candidate should provide the desired mix of characteristics, qualifications, and diverse experiences, perspectives, and skills appropriate for a corporation such as the Company, (3) each candidate's past or anticipated contributions to the Board and its committees should be clear, (4) each candidate should have sufficient time to devote to the affairs of the Company, and (5) each candidate should represent the interests of the stockholders as a whole. The Governance and Nominating Committee screens all potential candidates in the same manner regardless of the source of the recommendation.

        The Board maintains an active role in the oversight of risk management for the Company. This oversight is conducted directly by the Board and also through committees of the Board, as disclosed in the descriptions of each of the committees contained in this Proxy Statement and in the charters of each of the committees. The Board regularly reviews information relating to the Company's credit, liquidity and operations, as well as the risks associated with each. The Board committees also regularly review and manage risk. The Audit Committee manages risk through the oversight and monitoring of the Company's financial reporting process, the Company's procedures for compliance with accounting, legal and regulatory requirements, and the performance of the Company's internal audit function. The Compensation Committee is responsible for the management of risks relating to the executive compensation program, including incentive-based and equity-based awards. The Governance and Nominating Committee monitors risk associated with the independence of the Board and potential conflicts of interest as well as with director nominations, both internally and by shareholders, through an analysis of credentials and the development of nomination guidelines. The Governance and Nominating Committee also manages risk through review of corporate governance, providing recommendations for changes, including composition of the Board, and assuring communication with shareholders.

 REPORT OF THE AUDIT COMMITTEE

        As more fully described in its charter, the Audit Committee is appointed by the Board to assist the Board in the general oversight and monitoring of management's and the independent auditor's execution and supervision of the Company's financial reporting process, the Company's procedures for compliance with legal and regulatory requirements, and the performance of the Company's internal audit function. The primary objective of the Audit Committee in fulfilling these responsibilities is to promote and preserve the integrity of the Company's financial statements and the independence and performance of both the Company's internal audit function and external independent auditor.

        It is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete, accurate and in accordance with accounting principles generally accepted in the United States ("GAAP"). Management has the primary responsibility for preparation of the financial statements. The Company's independent auditors are responsible for auditing those financial statements and expressing their opinion on whether the financial statements are fairly stated in all material respects in conformity with GAAP. In giving recommendations to the Board, the Audit Committee has relied on (i) management's representation that such financial statements have been prepared with integrity and objectivity and in conformity with GAAP and (ii) the report of the Company's independent auditors with respect to such financial statements.

        The Audit Committee has reviewed and discussed with management and with PricewaterhouseCoopers LLP ("PwC"), the Company's independent auditors, the Company's audited financial statements for the year ended December 31, 2010. The Audit Committee has discussed with PwC the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (ACIPA, Professional Standards, Vol. 1. AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. In addition, the Audit Committee has received from PwC the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding PwC's communications with the Audit Committee concerning independence, and has discussed with PwC its independence from the Company and its management. Further, the Audit Committee has considered whether PwC's provision of non-audit services to the Company is compatible with maintaining their independence.

        Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board approved, the inclusion of the audited financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2010, for filing with the SEC.

The Audit Committee,

Edward F. McCauley, Chairman
William F. Meagher, Jr.
Bruce C. Ginsberg

Independent Auditor Fees

        The aggregate fees billed by PwC in Fiscal 2010 and the fiscal year ended December 31, 2009 ("Fiscal 2009") for professional services rendered for audit, audit-related, tax and all other services were:

Type of Fees	2010	2009
Audit Fees:	$701,494	$722,714
Audit-Related Fees:	0	0
Tax Fees:	11,000	11,000
All Other Fees:	0	0

Total:	$712,494	$733,714

        In the above table and in accordance with the definitions and rules of the SEC, "audit fees" are fees the Company incurred with PwC for professional services for the audits of the Company's annual financial statements and effectiveness of the Company's internal controls over financial reporting, review of financial statements included in the Company's quarterly reports on Form 10-Q, and for services that are normally provided by an accountant in connection with statutory and regulatory filings or engagements. The "audit-related fees" are fees for assurance and related services incurred by the Company with PwC that are reasonably related to the performance of the audit or review of the Company's financial statements and are not "audit fees." The "tax fees" are fees for tax compliance, tax advice and tax planning incurred by the Company with PwC. The "all other fees" refers to fees for any services provided to the Company by PwC that are not included in any of the foregoing categories. During Fiscal 2009 and Fiscal 2010, PwC provided various audit and tax services to the Company. The Audit Committee has adopted policies and procedures that require the Audit Committee to pre-approve all audit and non-audit services performed by PwC in order to assure that the provision of such services does not impair PwC's independence. The term of any pre-approval is twelve months from the date of pre-approval, unless the Audit Committee specifically provides for a different period, and the Audit Committee sets specific limits on the amount of each such service the Company obtains from PwC.

INFORMATION REGARDING EXECUTIVE OFFICERS

        The names and ages of all executive officers of the Company and the principal occupation and business experience during at least the last five years for each are set forth below.

Name	Age	Position
Stewart G. MacDonald, Jr.	61	CEO
Michael J. Shea	61	Executive Vice President, Chief Financial Officer and Treasurer
Neil F. MacLellan, III	51	Executive Vice President, Sales
Philip Emma	54	Executive Vice President, Operations
Robert J. Tuttle	58	Executive Vice President, Technology and Information Systems
Sheffield J. Halsey, Jr.	61	Executive Vice President, Marketing
Linda A. Serafini	59	Vice President, General Counsel and Secretary

        Stewart G. MacDonald, Jr. has served as Chief Executive Officer since 1996. He served as a director of the Company from 1983 to 2009, serving as the Chairman of the Board from 1992 to 2009.

        Michael J. Shea has served as Executive Vice President, Chief Financial Officer and Treasurer of the Company since November 1998. Mr. Shea served as Secretary of the Company from April 1999 until November 2006. Prior to joining Mac-Gray, Mr. Shea held senior positions in finance and accounting with various companies.

        Neil F. MacLellan, III has been with the Company since 1985 and has served as Executive Vice President, Sales since November 2006. From August 1998 to November 2006, Mr. MacLellan served as Executive Vice President, Sales and Chief Operating Officer. From March 1996 to August 1998, he served as Executive Vice President, Sales and Marketing.

        Philip Emma has served as Executive Vice President, Operations since January 2008. He served as Vice President and General Manager of Product Sales from January 2005 to January 2008 and Vice President and General Manager of Intirion Corporation (MicroFridge), a wholly owned subsidiary of Mac-Gray, from August 2002 until January 2005. Prior to joining Mac-Gray, Mr. Emma was Vice President and General Manager at Coca-Cola Enterprises Inc., the largest bottler and distributor of Coca-Cola products in the world.

        Robert J. Tuttle has served as Executive Vice President, Technology and Information Systems since January 2008. He served as Chief Information Officer and Chief Technology Officer from July 2004 to January 2008 and served as Vice President of Field Technology from 2001 to 2004. Mr. Tuttle has been with the Company since 2001. Prior to that, he held various management positions with the worldwide electronics firms of Philips Electronics and Oki Advanced Products as well as Arthur Blank & Company Inc., a Boston based manufacturer of plastic gift, phone and similar type cards.

        Sheffield J. Halsey, Jr. has served as Executive Vice President, Marketing since January 2010. He served as Vice President, Marketing from January 2001 until January 2010. Prior to joining Mac-Gray, Mr. Halsey was Executive Vice President at Arnold Communications and has provided marketing and advertising services to several Fortune 500 and other companies over 23 years.

        Linda A. Serafini has served as Vice President and General Counsel since April 2006 and was elected Secretary of the Company in November 2006. Prior to joining Mac-Gray, for 20 years Ms. Serafini held various senior legal positions at The Gillette Company, a Fortune 200 consumer products company, including chief legal counsel for the Stationery Products Group, Oral-B Laboratories and the Global Information Technology and Global Supply Chain organizations.

        Each of the executive officers holds his or her respective office until the regular annual meeting of the Board following the annual meeting of stockholders and until his or her successor is duly elected and qualified or until his or her earlier resignation or removal.

Compensation Committee Interlocks and Insider Participation

        During Fiscal 2010, Messrs. Bryan and Jenny and Ms. Tocio served as members of the Compensation Committee. No member of the Compensation Committee was an officer, employee or former employee of the Company, or had any relationship with the Company requiring disclosure herein.

        During Fiscal 2010, none of our executive officers served as: (i) a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on our Compensation Committee; (ii) a director of another entity, one of whose executive officers served on our Compensation Committee; or (iii) a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a director on our Board of Directors.

 COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

        Our executive compensation program is designed to align our executive officers' interests with those of the stockholders by rewarding executive officers for the Company's achievement of specific annual, long-term and strategic performance goals, with the long-term objective of increasing stockholder value. The Compensation Committee strongly believes in pay-for-performance.

        With the February, 2010 sale of the MicroFridge business, and management's assessment of an uncertain economic environment, recognizing that the Company for 2010 would be a smaller enterprise, the Compensation Committee froze the base salaries of the named executive officers for Fiscal 2010. In addition, the Committee set for 2010 what it believed to be reasonably difficult performance goals for the Company's short- and long-term incentive compensation plans. Despite the poor economic environment in Fiscal 2010, the Company delivered solid financial results. For the short-term incentive compensation plan, each of the named executed officers earned 104% of his target bonus award. For the long-term incentive compensation plan, the two performance goals were met at the 125% (Free Cash Flow) and the 101% (Consolidated Revenue) levels respectively, which resulted in the RSUs subject to vesting for the current year vesting at 100%, the RSU excess award grant for Fiscal 2009 vesting at 100% and the RSU excess award grant for Fiscal 2010 vesting at 75%.

        The Company does not offer its executives a pension plan or any non-qualified deferred compensation plan nor does it provide tax gross-up provisions in its executive compensation arrangements. The Company does not provide its executives with significant perquisites or other personal benefits.

Overview of Compensation Program

        The Compensation Committee of the Board has responsibility for establishing, implementing and continually monitoring adherence with the Company's compensation philosophy. The Compensation Committee ensures that the total compensation paid to the named executive officers is fair, reasonable and competitive. The Compensation Committee presently makes all compensation decisions for the Company's executive officers (the "executive officers"), and together with the Governance and Nominating Committee, recommends compensation levels for the Company's directors.

        Throughout this Proxy Statement, the individuals who served as CEO and Chief Financial Officer during Fiscal 2010, as well as the other executive officers included in the "Summary Compensation Table" are referred to as the NEOs.

Compensation Philosophy and Objectives

        The Compensation Committee believes that the most effective executive officer compensation program is one that aligns executive officers' interests with those of the stockholders by rewarding executive officers for the Company's achievement of specific annual, long-term and strategic performance goals, with the long-term objective of increasing stockholder value.

        The five core principles of our executive officer compensation program include:

  •
  Pay-for-Performance:  The Compensation Committee uses compensation to clearly differentiate performance based on the Company's businesses and individual executive officers' results.

  •
  Pay competitively:  The Compensation Committee believes in positioning executive officer compensation at competitive levels necessary to attract and retain exceptional leadership talent. Performance and responsibility can result in an individual's total compensation that is higher or lower than our target market position. The Compensation Committee regularly utilizes the assistance of a consultant to provide information on current market practices, programs and compensation levels.

  •
  Short- and long-term balance:  The Compensation Committee structures executive officer compensation programs to balance annual and long-term corporate objectives, including specific measures which focus on financial performance and operational objectives, with the goal of increasing stockholder value in the short- and long-term.

  •
  Ownership:  The Compensation Committee believes that using compensation to instill an ownership culture effectively aligns the interest of management and our stockholders. As such, the Compensation Committee designs equity based compensation, including performance-based restricted stock units and stock option awards, to provide incentives for our executive officers to enhance stockholder value.

  •
  Total compensation perspective:  The Compensation Committee views all components of pay—base salary, annual incentive, long-term incentives, benefits and perquisites—in total.

        To this end, the Compensation Committee reviews executive officer compensation annually to assess if the Company is able to attract and retain exceptionally talented executive officers and to ensure that a substantial portion of total compensation is linked to the Company's ability to meet its annual financial and non-financial goals and to create stockholder value over the long term.

        In 2010, the Compensation Committee engaged CFS Consulting Inc. ("CFS"), an independent compensation consulting firm, to conduct a review of the Company's total compensation program for executive officers, and from time to time, to advise the Compensation Committee on other related compensation matters.

Setting Executive Officer Total Compensation

        Based on the foregoing objectives, the Compensation Committee has structured the Company's annual and long-term incentive-based cash and non-cash executive officer compensation to motivate executive officers to achieve the business goals set by the Company and reward the executive officers for achieving such goals. The cash- and stock-based and the short- and long-term components of our executive compensation program begin with a total compensation amount. In this regard, the Compensation Committee, with the assistance of CFS, developed an external market model of similarly situated companies from which to develop its executive total compensation comparisons for benchmark executive positions. The market model consisted of: Scope: companies with revenues below approximately $750 million; Form: investor owned, freestanding businesses; Industry: for-profit companies engaged in the service industry (excluding financial services, insurance and utilities); Location: companies with operations across the United States, with headquarters in the northeastern region of the United States. Market executive total compensation results were also drawn from a nationally recognized executive compensation survey Economic Research Institute ("ERI") and selected Massachusetts-based publicly-traded companies' proxy statements. All surveyed data was compiled using median or "going-rate" results from these sources. Composite total compensation results for each benchmark position were developed after considering all source data and eliminating any fringe data. The Compensation Committee sought to define the Company's target total compensation objective at the resulting market median level for comparable organizations. The Compensation Committee then looked at actual end-of-year Company and individual performance and made a determination as to how the actual executive total compensation should be set given the goals and achievements. For purposes of the external market model, the Compensation Committee selected the following similarly situated companies for Fiscal 2010:

  American Biltrite Inc.
  Analogic Corporation
  Aspen Technology, Inc.
  CRA International, Inc.
  Cubist Pharmaceuticals, Inc.
  Dynamics Research Corporation
  GSI Group, Inc.
  Haemonetics Corporation
  i Robot Corporation
  Jackson Hewitt Inc.
  Kadant Inc.
  Lionbridge Technologies, Inc.
  Progress Software Corporation
  Sapient Corporation
  Steinway Musical Instruments, Inc.

        One goal of the Compensation Committee is to provide total compensation opportunities that, assuming performance objectives are achieved, will be comparable to those provided by the benchmark companies.

2010 Executive Officer Compensation Components

        The Company's executive compensation program includes one fixed and two variable compensation components. As a result, total compensation can vary significantly from year to year if performance objectives are missed, achieved or exceeded. Total compensation is comprised of a fixed pay component, which is base salary, and two variable pay components, which consist of an annual performance-based cash bonus and a long-term equity incentive which is in part performance-based. The Compensation Committee believes that it is appropriate for executives to have at least one-half of their total compensation in the form of variable pay. For Fiscal 2010, the principal components of compensation for the NEOs were:

  •
  Base salary;

  •
  Performance-based annual incentive compensation; and

  •
  Long-term equity incentive compensation.

Base Salary

        The Company provides NEOs and other employees with base salary to compensate them for services rendered during the fiscal year. Base salary ranges for NEOs are determined for each executive officer based on their position and responsibility and by using available market data related to base salaries paid by other organizations. Salary levels are reviewed annually as part of the Company's performance review process as well as upon a change in job responsibility. In reviewing base salaries for executive officers, the Compensation Committee primarily considers:

  •
  Competitive pay practices;

  •
  The performance of the executive officer including any change in the responsibilities assumed by the executive officer; and

  •
  The performance of the Company.

        The Compensation Committee reviewed the base salaries for the NEOs and did not increase any of their salaries for 2010 due to the smaller scale of the Company and the uncertain economic environment.

Performance-Based Incentive Compensation

  Short-Term Incentive Compensation

        The Company's Senior Executive Incentive Plan (the "Cash Plan") is intended to promote the achievement of the Company's business goals and annual financial objectives, and is based on financial and individual objectives established by the Compensation Committee. In the first quarter of each year, the Compensation Committee sets minimum, target and maximum levels for each financial objective taking into consideration the Company's annual business plan, longer-term expectations regarding Company performance and, as appropriate, the specific circumstances facing the Company during the coming year. The Compensation Committee also establishes the target bonus for each NEO based on a percentage of the NEO's base salary. The actual amount of the cash bonus award that is paid varies between 0% and 150% of the target bonus depending on the achievement of the financial and individual objectives. If a financial or individual objective is not met at the minimum threshold level, then the NEO does not earn the portion of the bonus award attributable to that objective. If a financial objective is achieved at or greater than the minimum threshold level and at or less than the maximum level, then the NEO earns between 95% and 150% of the portion of the bonus award attributable to that objective based on the level achieved. If a financial objective is achieved at greater than the maximum level, then the NEO earns 150% of the portion of the bonus award attributable to that objective.

        For 2010, 90% of the target bonus for each NEO was based upon achievement of corporate financial objectives, as follows: (i) consolidated revenue (30%); (ii) consolidated earnings before interest, taxes, depreciation and amortization (EBITDA) (25%); (iii) certain key financial ratios (25%) and (iv) earnings per share (10%). The Compensation Committee set the EBITDA and earnings per share objectives on an adjusted basis taking into account two non-operating items, gain (loss) related to derivative instruments and loss on early extinguishment of debt. The remaining 10% of the target bonus for each NEO was based upon achievement of individual objectives. For 2010, the individual objectives for each NEO related to (i) achieving certain milestones in the overall review of the Company's IT strategy and, (ii) the further development of the Company's Change Point® payment system.

        For 2010, the Compensation Committee set target bonus awards equal to 70% of base salary for Mr. MacDonald and 60% of base salary for Messrs. Shea, MacLellan, Tuttle and Emma.

        The financial objectives for Fiscal 2010 are set forth below.

	0%	100% (Target)	150%
Revenue	$293,331,600	$325,924,000	$358,516,400
EBITDA	$61,441,300	$71,162,000	$78,278,200
Earnings Per Share	$0.04	$0.07	$0.14

        The final financial objective is three financial ratios: consolidated total funded debt to consolidated EBITDA of less than 4.5 to 1; consolidated senior secured funded debt to consolidated EBITDA of less than 2.25 to 1; and consolidated cash flow to total debt service of more than 1.2 to 1. All three of the financial ratios must be achieved in order to earn the portion of the target bonus attributable to that financial objective. For 2010, the minimum threshold level for the financial objective related to revenue was set at 90% of the target level, the minimum threshold level for the EBITDA objective was set at 86% and the minimum threshold level for the EPS objective was set at 57% of the target.

        For 2010, the financial objectives were achieved at the following levels: revenue—98%; EBITDA—93%; earnings per share—214%; and the three financial ratios—100%. In addition, each NEO achieved his individual objectives for 2010 at 100%. Accordingly, each NEO earned 104% of his target bonus award: Mr. MacDonald—$367,800; Mr. Shea—$225,100; Mr. MacLellan—$174,300; Mr. Emma—$174,300; and Mr. Tuttle—$153,200. Awards made to NEOs under the Cash Plan in March, 2011 for performance in 2010 are reflected in column (g) of the "Summary Compensation Table".

        Generally, the Compensation Committee sets the minimum, target and maximum levels of the financial objectives such that the relative difficulty of achieving the objectives is consistent from year to year.

        The financial goals for the 2011 annual cash bonus awards will continue to be based on consolidated revenue, consolidated earnings before interest, taxes, depreciation and amortization (EBITDA), key financial ratios and earnings per share.

  Long-Term Incentive Compensation

        The Company's Long-Term Incentive Plan (the "Equity Plan") encourages participants to focus on long-term Company performance and provides an opportunity for participating executives to increase their financial ownership in the Company through grants of restricted stock unit awards ("RSUs") and stock options. The Compensation Committee designates the Company's executive officers and other key employees that are eligible to receive awards under the Equity Plan. Each of the NEOs participates in the Equity Plan. In the first quarter of each year, the Compensation Committee determines the annual award value for each participant based on a percentage of base salary. The awards are then granted to participants, with 50% of the award value in RSUs and 50% of the award value in stock options. For this purpose, RSUs are valued based on the number of units subject to the award multiplied by the average closing price of the Company's common stock for the ten trading days preceding the grant date. Stock options are valued based on the Black-Scholes option-pricing model. For 2010, the Compensation Committee set annual award values equal to 150% of base salary for Mr. MacDonald, 100% of base salary for Mr. Shea, 70% of base salary for Messrs. MacLellan and Emma, and 60% of base salary for Mr. Tuttle.

        Each year the Compensation Committee also establishes one or more financial performance objectives for the Equity Plan. For 2010, there were two financial objectives established for the Equity Plan. The first objective, weighted at 75% of the total, consisted of the Company's earnings before interest, taxes, depreciation and amortization (EBITDA), less the Company's interest expense and capital expenditures, on a weighted average shares outstanding basis. For 2010, this free cash flow financial objective was set at $1.14 per share. The second financial objective for 2010 was a consolidated revenue target, weighted at 25% of the total, and set at $318,136,000 of consolidated revenue. There are two financial objectives for 2011, one based on the same free cash flow measure and one based on the Company's consolidated revenue.

        All stock options awarded under the Equity Plan have an exercise price equal to the closing price of the Company's common stock on the NYSE as of the date of grant, and become exercisable over a three-year period, at the rate of 33 1/3 percent each year, subject to continued employment of the participant by the Company or a subsidiary. All RSUs granted under the Equity Plan vest over a three-year period, at the rate of up to 33 1/3 percent each year, subject to both continued employment of the participant by the Company or a subsidiary and the Company meeting or exceeding the performance objectives established by the Compensation Committee for the applicable fiscal year. All RSUs are settled in shares of the Company's common stock, except that Mr. MacDonald, given his substantial existing equity ownership in the Company, has the right to have all or any portion of his RSUs settled in cash.

        If the financial objectives for a fiscal year are not met at the 80% level, then the 1/3 portion of the RSUs subject to vesting with respect to that year will not vest and will be forfeited. If the financial objective for a fiscal year is achieved at or greater than the 80% level and at or less than the 100% level, then the 1/3 portion of the RSUs subject to vesting with respect to that year will vest between 30% and 100% based on the level achieved. Beginning with the RSU grant for Fiscal 2009, the Equity Plan includes the possibility of achieving an excess award such that if the financial objective for a fiscal year is achieved at or greater than the 100% level and at or less than the 110% level, then the 1/3 portion of the RSU excess award subject to vesting with respect to that year will vest between 10% and 100% based on the level achieved.

        For 2010, the Company generated free cash flow of $20,588,000 (before deducting for dividend payments), or $1.43 per share on a weighted average shares outstanding basis and achieved $320,011,000 in consolidated revenue. Therefore, the free cash flow objective was achieved at the 125% level and the consolidated revenue objective was achieved at the 101% level. Accordingly, the 1/3 portion of each NEO's RSUs subject to vesting for the current year vested 100%, the RSU excess award grant for fiscal year 2009 vested at the 100% level and the RSU excess award grant for fiscal year 2010 vested at the 75% level.

Retirement and Other Benefits

  Retirement Plans

        Other than the qualified 401(k) Plan with a Company match that the Company makes available to all employees, the Company does not provide its executive officers with any other retirement benefits.

  Perquisites and Other Personal Benefits

        The Company provides NEOs with certain limited perquisites and other personal benefits that the Compensation Committee believes are reasonable and appropriate for attracting and retaining executives for key positions. For 2010, the Company paid the premiums on supplemental life and disability insurance coverage for Messrs. MacDonald, Shea and MacLellan. Messrs. MacDonald, Shea and MacLellan also participate to the same extent as other employees in the Company's 401(k) plan. Information regarding these perquisites and other personal benefits that were paid for Fiscal 2010 is provided under column (i) of the "Summary Compensation Table".

Employment Agreements

        The Company is party to employment agreements with four of the NEOs, including each of Messrs. MacDonald, Shea, MacLellan and Tuttle. Under these employment agreements, each executive is entitled to participate in the Cash Plan. Each executive is also entitled to participate on the same basis with other executives in each of the Company's other stock option, stock purchase, group life insurance, medical coverage, or other retirement or employee benefit plans. The employment agreements provide for certain severance benefits payable to the executive in the event his employment with the Company is terminated by the Company without "cause" or by the executive for "good reason." These severance benefits are described in detail under "POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL" below. The employment agreements each contain non-competition and non-solicitation restrictive covenants covering a period of eighteen (18) months following termination of the executives' employment with the Company for any reason.

Role of Executive Officers in Compensation Decisions

        The Compensation Committee makes final compensation decisions for the NEOs taking into consideration the recommendations of the CEO, and approves recommendations regarding equity awards to all executives and other employees of the Company. The CEO regularly attends

Compensation Committee meetings. The CEO annually reviews the performance of each member of the executive officer team, other than himself, whose performance is reviewed by the Governance and Nominating Committee as well as by the Compensation Committee. The CEO then presents his conclusions and recommendations based on these reviews, including with respect to salary adjustments and annual award amounts, to the Compensation Committee. The Compensation Committee then exercises its discretion in modifying any recommended adjustments or awards to executive officers.

Tax and Accounting Implications

  Deductibility of Executive Officer Compensation

        The Compensation Committee reviews and considers the deductibility of executive officer compensation under Section 162(m) of the Code, which provides that the Company may not deduct compensation of more than $1,000,000 that is paid to certain individuals. In certain situations, the Compensation Committee may approve compensation that will not meet these requirements in order to ensure competitive levels of total compensation for its executive officers.

  Accounting for Stock-Based Compensation

        Beginning on January 1, 2006, the Company began accounting for stock-based payments including its stock option grants and restricted stock unit grants in accordance with the requirements of FASB ASC Topic 718.

Compensation Committee Activity

        The Compensation Committee recognizes the importance of maintaining sound principles for the development and administration of executive officer compensation and, to that end, took steps in 2010 to enhance the Compensation Committee's ability to effectively carry out its responsibilities as well as to ensure that there are strong links between executive officer compensation and performance. Examples of actions taken by the Compensation Committee in 2010 include:

  •
  Refined the executive officer compensation structure to position the Company's levels of executive officer compensation competitively with the marketplace in which the Company competes for talent;

  •
  Established the performance objectives under the annual incentive plan and the target bonuses for NEOs under the plan;

  •
  Reviewed and modified the Company's Long-Term Incentive Plan, the defined "performance goal," analyzed 2010 performance against the performance objectives established for 2010, and set new performance goals and relative weightings for 2011;

  •
  Reviewed and revised the Board of Director's compensation levels in line with the competitive marketplace as reported and analyzed by CFS and changed from an annual stock option award to an annual restricted stock unit award of similar value;

  •
  Reviewed the individual directors' progress in complying with the Director Stock Ownership Guidelines;

  •
  Held interim progress reviews against the Company's incentive plans;

  •
  Held executive sessions without Company management present when appropriate; and

  •
  Reviewed 2010 base salaries for the Company's NEOs and did not approve any increases.

 SUMMARY COMPENSATION TABLE

        The table below summarizes the total compensation paid or earned by each of the CEO, the Chief Financial Officer and the Company's three most highly compensated executive officers other than the CEO and Chief Financial Officer for Fiscal 2010, Fiscal 2009 and the fiscal year ended December 31, 2008 ("Fiscal 2008"). When setting total compensation for each of the NEOs, the Compensation Committee reviews the executive officer's total current compensation, including equity and non-equity based compensation.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(4)	Total ($)(5)
a	b	c	d	e	f	g	h	i	j
Stewart G. MacDonald, Jr.	2010	504,700	—	378,525	378,525	367,800	—	5,172	1,634,722
CEO	2009	504,700	—	378,523	378,523	369,400	—	8,172	1,639,318
	2008	480,967	—	360,838	360,838	354,400	—	8,172	1,565,215
Michael J. Shea	2010	360,500	—	180,250	180,250	225,100	—	7,659	953,759
Executive Vice President,	2009	360,500	—	180,257	180,257	226,200	—	10,669	957,883
Chief Financial Officer,	2008	337,641	—	168,599	168,599	204,900	—	10,669	890,408
Treasurer
Neil F. MacLellan, III	2010	278,100	—	97,650	97,650	174,300	—	2,713	650,413
Executive Vice President,	2009	278,100	—	97,344	97,344	184,500	—	5,713	663,001
Sales	2008	267,762	—	93,725	93,725	162,100	—	5,713	623,025
Robert J. Tuttle	2010	245,000	—	73,500	73,500	153,200	—	—	545,200
Executive Vice President,	2009	245,000	—	73,506	73,506	158,100	—	—	550,112
Technology and Information	2008	224,204	—	67,254	67,254	121,400	—	—	480,112
Systems
Philip Emma	2010	278,100	—	97,650	97,650	174,300	—	—	647,700
Executive Vice President,	2009	278,100	—	97,344	97,344	184,500	—	—	657,288
Operations	2008	219,212	—	78,035	78,035	120,100	—	—	495,382

(1)
The amounts listed in column e are performance based compensation and reflect the most probable outcome award value at the date of the grant in accordance with FASB ASC Topic 718. For assumptions used in determining these values, see footnote 16 to the consolidated financial statements contained in the Company's Form 10-K for the year(s) ended December 31, 2010 and 2008, and footnote 15 in the Company's Form 10-K for the year ended December 31, 2009. The maximum value for 2010 if paid would be:

Name	2010
Stewart G. MacDonald, Jr.	$416,378
Michael J. Shea	$198,275
Neil F. MacLellan III	$107,415
Robert J. Tuttle	$80,850
Philip Emma	$107,415
(2)
The amounts listed in column f reflect the full grant date fair values in accordance with FASB ASC Topic 718. For assumptions used in determining these values, see footnote 16 to the consolidated financial statements contained in the Company's Form 10-K for the year(s) ended December 31, 2010 and 2008, and footnote 15 in the Company's Form 10-K for the year ended December 31, 2009.

(3)
Column g lists amounts earned under the Cash Plan. Refer to the Compensation Discussion and Analysis section of this Proxy Statement for more details on the non-equity incentive plan.

(4)
The following table provides the details for amounts included in the "All Other Compensation" column.

Name	Year	Supplemental Life Insurance Premiums ($)	Supplemental Disability Insurance Premiums ($)	401(k) Match ($)	Total ($)
Stewart G. MacDonald, Jr.	2010	$4,235	$937	0	$5,172
	2009	4,235	937	3,000	8,172
	2008	4,235	937	3,000	8,172
Michael J. Shea	2010	2,833	4,826	0	7,659
	2009	2,843	4,826	3,000	10,669
	2008	2,843	4,826	3,000	10,669
Neil F. MacLellan, III	2010	1,529	1,184	0	2,713
	2009	1,529	1,184	3,000	5,713
	2008	1,529	1,184	3,000	5,713
(5)
Of the total compensation amount shown for 2010, the cash portion for Stewart G. MacDonald, Jr., Michael J. Shea, Neil F. MacLellan, Robert J. Tuttle and Philip Emma was $872,500, $585,600, $452,400, $398,200 and $452,400, respectively.

 GRANTS OF PLAN-BASED AWARDS

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock	All Other Awards: Number of Securities Underlying Options(2) (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(3)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
a	b	c	d	e	f	g	h	i	j	k	l
Stewart G. MacDonald, Jr.	1/1/2010	302,100	353,300	529,900
	1/18/2010				19,986	39,972	43,968				378,525
	1/18/2010								82,828	$9.31	378,525
Michael J. Shea	1/1/2010	184,900	216,300	324,500
	1/18/2010				9,518	19,035	20,937				180,250
	1/18/2010								39,442	$9.31	180,250
Neil F. MacLellan, III	1/1/2010	143,100	167,400	251,100
	1/18/2010				5,156	10,311	11,343				97,650
	1/18/2010								21,368	$9.31	97,650
Robert J. Tuttle	1/1/2010	125,700	147,000	220,500
	1/18/2010				3,881	7,761	8,538				73,500
	1/18/2010								16,083	$9.31	73,500
Philip Emma	1/1/2010	143,100	167,400	251,100
	1/18/2010				5,156	10,311	11,343				97,650
	1/18/2010								21,368	$9.31	97,650

(1)
Represents threshold, target and maximum payout levels under the Cash Plan for 2010 performance. The actual award amount earned by each NEO in Fiscal 2010 is reported under the Non-Equity Incentive Plan Compensation column in the Summary Compensation Table above. Additional information regarding the design of the Cash Plan, including a description of the performance based conditions applicable to Fiscal 2010 awards, is included in the Compensation Discussion and Analysis section of this Proxy Statement.

(2)
Represents threshold, target and maximum number of shares of Common Stock that may be earned under the Equity Plan subject to the attainment of pre-established financial targets. Additional information regarding the equity awards issued under the Equity Plan is included in the Compensation Discussion and Analysis section of this Proxy Statement. Stock options awarded under the Equity Plan become exercisable over a three-year period, at a rate of 33 1/3 percent each year, subject to continued employment. Restricted stock units awarded under the Equity Plan vest over a three-year period, at a rate of 33 1/3 percent each year, subject to both continued employment and the Company meeting or exceeding the performance goals established by the Compensation Committee for the applicable fiscal year.

(3)
Represents the grant date fair value of the stock option awards based on the Black-Scholes model. Assumptions used in the calculation of these amounts are included in notes 2 and 16 to the Company's audited financial statements for Fiscal 2010 included in the Company's Annual Report on Form 10-K for Fiscal 2010. The grant date value of performance awards is determined based on the probable outcome of such performance conditions as of the grant date.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

		Option Awards(1)					Stock Awards(1)
Name	Grant Date	Number of Securities Underlying Unexercised Options # Exercisable	Number of Securities Underlying Unexercised Options # Unexercisable	Equity Incentives Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($/Sh)	Option Expiration Date	Number of Shares of Stock That Have Not Vested (#)	Market Value of Shares of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares or Other Rights That Have Not Vested (#)(2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares or Other Rights Not Vested ($)
	a	b	c	d	e	f	g	h	i	j
Stewart G. MacDonald, Jr.	5/25/2005	20,000	—	—	$8.60	5/25/2015	—	—	—	—
	4/1/2006	37,629	—	—	$11.86	4/1/2016	—	—	—	—
	1/17/2007	55,059	—	—	$12.86	1/17/2017	—	—	—	—
	1/17/2008	44,634	22,317	—	$11.63	1/17/2018	—	—	—	—
	6/12/2008	19,798	9,899	—	$9.95	6/12/2018	—	—	—	—
	1/09/2009	48,158	96,316	—	$7.39	1/09/2019	—	—	—	—
	1/18/2010	—	82,828	—	$9.31	1/18/2020	—	—	—	—
	1/17/2008	—	—	—	—	—	—	—	6,816	$101,899
	6/12/2008	—	—	—	—	—	—	—	4,188	$62,611
	1/09/2009	—	—	—	—	—	—	—	41,430	$619,379
	1/18/2010	—	—	—	—	—	—	—	43,968	$657,322
Michael J. Shea	12/31/2002	19,800	—	—	$3.29	12/31/2012	—	—	—	—
	5/25/2005	25,000	—	—	$8.60	5/25/2015	—	—	—	—
	4/1/2006	14,583	—	—	$11.86	4/1/2016	—	—	—	—
	1/17/2007	22,506	—	—	$12.86	1/17/2017	—	—	—	—
	1/17/2008	18,246	9,123	—	$11.63	1/17/2018	—	—	—	—
	6/12/2008	11,394	5,697	—	$9.95	6/12/2018	—	—	—	—
	1/09/2009	22,933	45,866	—	$7.39	1/09/2019	—	—	—	—
	1/18/2010	—	39,442	—	$9.31	1/18/2020	—	—	—	—
	1/17/2008	—	—	—	—	—	—	—	2,787	$41,666
	6/12/2008	—	—	—	—	—	—	—	2,410	$36,030
	1/09/2009	—	—	—	—	—	—	—	19,730	$294,964
	1/18/2010	—	—	—	—	—	—	—	20,937	$313,008
Neil F. MacLellan, III	12/31/2002	19,800	—	—	$3.29	12/31/2012	—	—	—	—
	5/25/2005	25,000	—	—	$8.60	5/25/2015	—	—	—	—
	4/1/2006	13,782	—	—	$11.86	4/1/2016	—	—	—	—
	1/17/2007	18,660	—	—	$12.86	1/17/2017	—	—	—	—
	1/17/2008	15,126	7,563	—	$11.63	1/17/2018	—	—	—	—
	6/12/2008	2,240	1,120	—	$9.95	6/12/2018	—	—	—	—
	1/09/2009	12,384	24,768	—	$7.39	1/09/2019	—	—	—	—
	1/18/2010	—	21,368	—	$9.31	1/18/2020	—	—	—	—
	1/17/2008	—	—	—	—	—	—	—	2,310	$34,535
	6/12/2008	—	—	—	—	—	—	—	474	$7,086
	1/09/2009	—	—	—	—	—	—	—	10,654	$159,277
	1/18/2010	—	—	—	—	—	—	—	11,343	$169,578
Robert J. Tuttle	1/2/2002	18,000	—	—	$3.00	1/2/2012	—	—	—	—
	12/31/2002	4,800	—	—	$3.29	12/31/2012	—	—	—	—
	12/31/2002	7,200	—	—	$3.29	12/31/2012	—	—	—	—
	5/31/2005	15,000	—	—	$8.72	5/31/2015	—	—	—	—
	4/1/2006	9,900	—	—	$11.86	4/1/2016	—	—	—	—
	1/17/2007	12,894	—	—	$12.86	1/17/2017	—	—	—	—
	1/17/2008	12,360	6,180	—	$11.63	1/17/2018	—	—	—	—
	6/12/2008	370	185	—	$9.95	6/12/2018	—	—	—	—
	1/09/2009	9,351	18,702	—	$7.39	1/09/2019	—	—	—	—
	1/18/2010	—	16,083	—	$9.31	1/18/2020	—	—	—	—
	1/17/2008	—	—	—	—	—	—	—	1,888	$28,226
	6/12/2008	—	—	—	—	—	—	—	78	$1,166
	1/09/2009	—	—	—	—	—	—	—	8,046	$120,288
	1/18/2010	—	—	—	—	—	—	—	8,538	$127,643
Philip Emma	12/31/2002	18,000	—	—	$3.29	12/31/2012	—	—	—	—
	5/31/2005	12,000	—	—	$8.72	5/31/2015	—	—	—	—
	4/1/2006	5,760	—	—	$11.86	4/1/2016	—	—	—	—
	1/17/2007	7,743	—	—	$12.86	1/17/2017	—	—	—	—
	1/17/2008	6,468	3,234	—	$11.63	1/17/2018	—	—	—	—
	6/12/2008	6,898	3,449	—	$9.95	6/12/2018	—	—	—	—
	1/09/2009	12,384	24,768	—	$7.39	1/09/2019	—	—	—	—
	1/18/2010	—	21,368	—	$9.31	1/18/2020	—	—	—	—
	1/17/2008	—	—	—	—	—	—	—	988	$14,771
	6/12/2008	—	—	—	—	—	—	—	1,459	$21,812
	1/09/2009	—	—	—	—	—	—	—	10,654	$159,277
	1/18/2010	—	—	—	—	—	—	—	11,343	$169,578

(1)
Stock options awarded under the Equity Plan become exercisable over a three-year period, at a rate of 33 1/3 percent, on each anniversary of the grant date, subject to continued employment. Restricted stock units awarded under the Equity Plan vest over a three-year period, at a rate of 33 1/3 percent, on each anniversary of the grant date, subject to both continued employment and the Company meeting or exceeding the performance goals established by the Compensation Committee for the applicable fiscal year.

(2)
Reflects the maximum number of shares that can potentially vest under the Company's Equity Plan subject to the Company meeting or exceeding the performance goals established by the Compensation Committee for the applicable fiscal year.

 Option Exercises and Stock Vested For Fiscal 2010

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise #	Value Realized on Exercise $	Number of Shares Acquired on Vesting #	Value Realized on Vesting $(1)
Stewart G. MacDonald, Jr.	99,200	$1,045,320	38,060	$392,779
Michael J. Shea	55,200	528,156	17,654	182,189
Neil F. MacLellan, III	80,200	764,906	10,260	105,883
Robert J. Tuttle	—	—	7,474	77,132
Philip Emma	—	—	8,666	89,433

(1)
The value realized equals the fair market value of the Company's Common Stock on the vesting date, multiplied by the number of shares that vested.

Pension Benefits

        The Company does not provide any pension benefits to its executive officers.

Nonqualified Deferred Compensation

        The Company does not have a Nonqualified Deferred Compensation Plan for its executive officers.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

        The Company has entered into Severance Agreements with each of Messrs. MacDonald, Shea, MacLellan, Emma and Tuttle (collectively, the "Severance Agreements") which provide for severance payments in the event of termination of employment following a change in control of the Company. The terms of the Severance Agreements provide that if the executive officer's employment is terminated within twenty-four (24) months following a "change in control" (as defined in the Severance Agreement) of the Company (i) by the Company for any reason (other than termination by the Company for cause or by reason of death or disability) or (ii) by the executive officer for "good reason" (as defined in the Severance Agreement), then the executive officer will receive:

  •
  a lump sum severance payment equal to two (2) times (2.99 for the CEO) the sum of (i) the executive officer's average annual base salary over the three (3) fiscal years immediately prior to the terminating event (or the executive officer's annual base salary in effect immediately prior to the change in control, if higher) and (ii) the executive officer's average annual short-term incentive compensation over the three (3) fiscal years immediately prior to the change in control (or the executive officer's annual bonus for the last fiscal year immediately prior to the change in control, if higher);

  •
  continuation of certain benefits, including, without limitation, health, dental and life insurance on the same terms and conditions as though the executive officer had remained an active employee, for the 24-month (or 36-month for the CEO) severance period; and

  •
  payment by the Company of all reasonable legal and arbitration fees and expenses incurred by the executive officer in obtaining or enforcing any right or benefit provided by the Severance Agreement, except in cases involving frivolous or bad faith litigation.

        In addition to amounts that may become payable under the Severance Agreements in the event of a change in control of the Company, the terms of the Option Plans also provide that certain equity awards granted thereunder will become fully vested upon a change in control of the Company and that the Compensation Committee (in its capacity as administrator under the Option Plans) has the authority to accelerate vesting of all awards granted under the Option Plans, in its discretion.

        The Company has entered into Employment Agreements with each of Messrs. MacDonald, Shea, and MacLellan (collectively, the "Employment Agreements"), which set forth the terms and conditions of employment, including certain severance payments that may be payable by the Company if the executive officer's employment is terminated under certain circumstances. The Employment Agreements were each amended on March 3, 2008 and December 22, 2008 to comply with amendments to Section 409A of the Code, and to clarify the benefits payable upon a termination due to disability. The Employment Agreements provide that if the executive officer's employment is terminated by the Company without "cause" (as defined in the Employment Agreements) or by the executive officer for "good reason" (as defined in the Employment Agreements), the executive officer will receive:

  •
  continuation of his full base annual salary for 18 months following termination;

  •
  a one-time lump sum payment in an amount equal to his average annual bonus over the three (3) fiscal years immediately prior to termination (or the executive officer's annual short term incentive compensation for the last fiscal year immediately prior to termination, if higher); and

  •
  continuation of certain benefits, including health, dental and life insurance for 18 months following termination.

        The Employment Agreements provide that in the event of a termination of an executive officer's employment with the Company on account of disability, the executive officer will receive continuation of his full base annual salary for 18 months following termination and continuation of certain benefits, including health, dental and life insurance for 18 months following termination. The Employment Agreements also provide that in the event of a termination of an executive officer's employment with the Company without "cause" or by the executive with "good reason" that triggers severance payments under both the Employment Agreement and any Severance Agreement between the Company and the executive officer, the executive officer will receive the severance payments under the Severance Agreement instead of the severance payments under the Employment Agreement.

        In addition to the Employment Agreements, the Company also has an employment agreement with Mr. Tuttle pursuant to which Mr. Tuttle receives continuation of his full base annual salary for six (6) months following termination of employment due to disability, termination without "cause" (as defined in the employment agreement) or termination for "good reason" (as defined in the employment agreement). In addition, Mr. Tuttle is entitled to a continuation of certain COBRA benefits for the severance period.

        The table below reflects the amount of compensation that would have been payable to the NEOs as of December 31, 2010 in the event of a termination under various scenarios. These figures, however, are only estimates of the amounts that would have been payable to the executive officers upon their termination as of such time, and the actual amounts to be paid can only be determined at the time of such executive officer's separation from the Company.

Name	Cash Severance Payment(1)	Continuation of Medical/ Welfare Benefits	Acceleration of Equity Awards (unrecognized expense as of 12/31/10)(2)	Excise Tax Gross-Up(3)	Total Termination Benefits(4)
Stewart G. MacDonald, Jr.
• Termination upon Death	—	—	$362,981	—	$362,981
• Termination upon Disability	$780,000	$38,513	$362,981	—	$1,181,494
• Termination by Executive for Good Reason	$1,147,800	$38,513	—	—	$1,186,313
• Termination by Executive without Good Reason	—	—	—	—	—
• Termination by Company for Cause	—	—	—	—	—
• Termination by the Company without Cause	$1,147,800	$38,513	—	—	$1,186,313
• Termination after Change in Control	$2,663,400	$77,043	$362,981	—	$3,103,424
Michael J. Shea
• Termination upon Death	—	—	$174,105	—	$174,105
• Termination upon Disability	$556,998	$25,865	$174,105	—	$756,968
• Termination by Executive for Good Reason	$782,098	$25,865	—	—	$807,963
• Termination by Executive without Good Reason	—	—	—	—	—
• Termination by Company for Cause	—	—	—	—	—
• Termination by the Company without Cause	$782,098	$25,865	—	—	$807,963
• Termination after Change in Control	$1,192,864	$34,467	$174,105	—	$1,401,436
Neil F. MacLellan, III
• Termination upon Death	—	—	$91,642	—	$91,642
• Termination upon Disability	$429,665	$34,462	$91,642		$555,769
• Termination by Executive for Good Reason	$603,965	$34,462	—	—	$638,427
• Termination by Executive without Good Reason	—	—	—	—	—
• Termination by Company for Cause	—	—	—	—	—
• Termination by Company without Cause	$603,965	$34,462	—	—	$638,427
• Termination after Change in Control	$921,486	$45,950	$91,642	—	$1,059,078
Robert J. Tuttle
• Termination upon Death	—	—	$68,137	—	$68,137
• Termination upon Disability	$126,175	$6,744	$68,137	—	$201,056
• Termination by Executive for Good Reason	$126,175	$6,744	—	—	$132,919
• Termination by Executive without Good Reason	—	—	—	—	—
• Termination by Company for Cause	—	—	—	—	—
• Termination by Company without Cause	$126,175	$6,744	—	—	$132,919
• Termination after Change in Control	$811,100	$28,801	$68,137	—	$908,038
Philip Emma
• Termination upon Death	—	—	$94,494	—	$94,494
• Termination upon Disability	—	—	$94,494	—	$94,494
• Termination by Executive for Good Reason	—	—	—	—	—
• Termination by Executive without Good Reason	—	—	—	—	—
• Termination by Company for Cause	—	—	—	—	—
• Termination by Company without Cause	—	—	—	—	—
• Termination after Change in Control	$921,486	$42,892	$94,494	—	$1,058,872

(1)
Fiscal Year 2010 bonus awards were used to estimate the bonus component of cash severance.

(2)
Amounts include stock options and all other equity awards subject only to time-based vesting restrictions that are issued under the Option Plans, all of which vest in full upon a change in control. Amounts also include accelerated vesting of stock options which vest in full upon termination of employment due to death or disability. Amounts do not include shares of restricted stock units that have performance-based vesting restrictions; however, the Compensation Committee has the authority under the Option Plans to accelerate such awards in its discretion.

(3)
Excise tax gross-up payments are not provided by the Company.

(4)
The Severance Agreements provide that the total value of all change in control benefits may not exceed the maximum benefit that allows for a tax deduction for the Company under Section 280G of the Code.

 DIRECTOR COMPENSATION

        The Company uses a combination of cash and stock-based incentive compensation to attract and retain qualified candidates to serve on its Board. In setting director compensation, the Company considers the amount of time that directors spend fulfilling their duties to the Company as well as the skill-level required of members of the Board. Based on a review of the compensation paid to directors in similar sized organizations as analyzed by CFS, as well as other considerations, effective March 9, 2010, the Company adopted a new director compensation program designed to deliver annual director compensation at approximately the median of companies of similar size to the Company.

        The terms of the director compensation program are as follows:

  •
  Upon their initial appointment to the Board, non-employee directors receive an option to purchase 5,000 shares of Common Stock. All such options granted to non-employee directors become fully exercisable as of May 1 of the year following the date of grant at an exercise price equal to the closing price of the Company's Common Stock on the date of the grant and terminate upon the tenth anniversary of the date of grant. Each non-employee director who is serving as a director prior to the annual meeting of stockholders will receive on the fifth business day after each annual meeting, providing he or she is still serving as a director, a restricted stock unit grant valued at $60,000 based on the closing price of the stock on the day of the grant. The restricted stock units vest over a three year period, 1/3 each year commencing on the first anniversary of the grant.

  •
  For service on the Board, each non-employee director receives an annual retainer of $30,000, paid quarterly, a $1,600 meeting fee for each in-person meeting attended, and a $500 fee for each telephonic meeting. Fifty percent (50%) of the annual retainer is paid in shares of Common Stock and the balance, at the discretion of the director, is paid in cash, shares of Common Stock or any combination thereof. In 2010, five of the directors took 100% of their Board annual retainer in stock.

  •
  Each member of a Board Committee, other than the Executive Committee, is entitled to receive a fee of $1,600 per in-person meeting and a $300 fee for each telephonic meeting attended. No fees are payable for meetings of the Executive Committee.

  •
  The independent Board Chairman receives a $40,000 annual retainer, paid quarterly. The independent Board Chairman may elect to receive 0% to 100% of the retainer in shares of the Company's stock.

  •
  In addition, the Chairman of each of the Audit Committee, the Compensation Committee, and the Governance and Nominating Committee is entitled to receive an annual fee of $8,000.

Director Summary Compensation Table

        The table below summarizes the compensation paid by the Company to non-employee directors for Fiscal 2010.

Name	Fees Earned or Paid in Cash	Stock Awards(1)(2)	Option Awards(3)	Non-Equity Incentive Plan Compensation	Changes in Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
David W. Bryan(4)	$38,700	$80,100	—	—	—	—	$118,800
Thomas E. Bullock(5)	$39,300	$122,000	—	—	—	—	$161,300
Bruce C. Ginsberg(6)	$22,400	$90,000	—	—	—	—	$112,400
Christopher T. Jenny(7)	$18,900	$90,000	—	—	—	—	$108,900
Edward F. McCauley(8)	$45,300	$90,000	—	—	—	—	$135,300
William F. Meagher, Jr.(9)	$37,400	$75,000	—	—	—	—	$112,400
Alastair Robertson(10)	$51,550	$78,750	—	—	—	—	$130,300
Mary Ann Tocio(11)	$17,000	$90,000	—	—	—	—	$107,000

(1)
The amounts in this column represent the aggregate grant date fair values computed in accordance with FASB ASC Topic 718.

(2)
As of December 31, 2010, the aggregate number of shares held by our non-employee directors was as follows: David W. Bryan, 18,911 shares; Thomas E. Bullock, 40,903 shares; Bruce C. Ginsberg, 8,995 shares; Christopher T. Jenny, 8,798 shares; Edward F. McCauley, 16,921 shares; William F. Meagher, Jr., 12,588 shares; Alastair Robertson, 4,005 shares; and Mary Ann Tocio, 9,544 shares.

(3)
As of December 31, 2010, the aggregate number of shares of our Common Stock subject to outstanding option awards held by our non-employee directors was as follows: David W. Bryan, 37,754 shares; Thomas E. Bullock, 58,254 shares; Bruce C. Ginsberg, 5,000 shares; Christopher T. Jenny, 50,254 shares; Edward F. McCauley, 50,254 shares; William F. Meagher, Jr., 17,716 shares; Alastair Robertson, 20,038 shares; Mary Ann Tocio, 42,754 shares.

(4)
Mr. Bryan served as a Board member and as Chair of the Compensation Committee in 2010.

(5)
Mr. Bullock served as Chairman of the Board and as a member of the Governance and Nominating Committee in 2010.

(6)
Mr. Ginsberg served as a Board member and as a member of the Audit Committee in 2010.

(7)
Mr. Jenny served as a Board member and as a member of the Compensation Committee in 2010.

(8)
Mr. McCauley served as a Board member, Chair of the Audit Committee and a member of the Governance and Nominating Committee in 2010.

(9)
Mr. Meagher served as a Board member and a member of the Audit Committee in 2010.

(10)
Mr. Robertson served as a Board member and a member and Chair of the Governance and Nominating Committee in 2010.

(11)
Ms. Tocio served as a Board member and a member of the Compensation Committee in 2010.

COMPENSATION COMMITTEE REPORT

        The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

The Compensation Committee,

David W. Bryan, Chairman
Christopher T. Jenny
Mary Ann Tocio

Certain Relationships and Related Transactions

        Pursuant to a Stockholders' Agreement by and among the Company and certain of its stockholders dated June 26, 1997 (the "Stockholders' Agreement"), (i) each of Mr. Stewart G. MacDonald, Jr. ("Mr. S. MacDonald"), Ms. Sandra E. MacDonald ("Ms. S. MacDonald"), Mr. Daniel W. MacDonald ("Mr. D. MacDonald," and collectively, the "MacDonalds") (and any assignees or trusts created by them or under which they are beneficiaries) received "piggy-back" and demand registration rights, (ii) each of the MacDonalds granted to and received rights of first offer to purchase shares of the Company's Common Stock offered for sale by another stockholder who is a party thereto and (iii) the MacDonalds granted to the Company rights of second offer to purchase such shares.

        In 1977, Mac-Gray Co. entered into an arrangement with the Company's co-founder and then CEO that provided his wife, Ms. Evelyn C. MacDonald ("Ms. E. MacDonald"), with an annual payment following his death. The Company, through its subsidiary, Mac-Gray Services, Inc., pays Ms. E. MacDonald, the mother of Mr. S. MacDonald, the Company's CEO, a fixed amount of $104,000 per year pursuant to this arrangement, which is not evidenced by a comprehensive written agreement, and will continue to make such payments for the remainder of Ms. E. MacDonald's life.

        Although not the subject of a written policy, our Board of Directors is responsible for the annual review, approval and ratification of any transaction required to be reported in our filings with the Securities and Exchange Commission. Other than compensation agreements and other arrangements which are described in "Compensation Discussion & Analysis," in 2010, there has not been, and there is not currently proposed, any transaction or series of similar transactions to which Mac-Gray was or will be a party in which the amount involved exceeded or will exceed $120,000 and in which any director, executive officer, holder of five percent or more of any class of the Company's capital stock or any member of any of the foregoing persons' immediate families had or will have a direct or indirect material interest.

 PRINCIPAL AND MANAGEMENT STOCKHOLDERS

        The following table sets forth certain information with respect to the beneficial ownership of the Company's Common Stock as of April 4, 2011 by (i) each person known by the Company to own beneficially five percent (5%) or more of the outstanding shares of the Company's Common Stock, (ii) each director of the Company, the CEO and each of the NEOs, and (iii) all directors and executive officers of the Company as a group. Except as otherwise indicated, the Company believes that the beneficial owners of the Company's Common Stock listed below, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable.

Name of Beneficial Owner(1)	Shares Beneficially Owned(2)	Percentage of Shares Beneficially Owned
Stewart G. MacDonald, Jr.(3)(4)(5)	2,247,560	15.81%
Cynthia V. Doggett(3)(6)	2,247,560	15.81%
River Road Asset Management, LLC (7)	1,732,654	12.19%
Peter C. Bennett, R. Robert Woodburn, Jr.(3)(4)(8)	1,222,276	8.60%
Polaris Capital Management, Inc.(9)	1,194,526	8.40%
Dimensional Fund Advisors LP(10)	1,157,507	8.14%
Daniel W. MacDonald(3)(4)(11)	1,147,700	8.07%
Sandra E. MacDonald(3)(4)(12)	995,746	7.00%
Richard G. MacDonald(3)(13)	995,746	7.00%
Rutabaga Capital Management(14)	740,767	5.21%
Coliseum Capital Management, LLC(15)	727,901	5.12%
Gilbert M. Roddy, Jr.(3)(16)	301,047	2.12%
Michael J. Shea(17)	267,169	1.88%
Neil F. MacLellan, III(17)	229,701	1.62%
Robert J. Tuttle(17)	138,568	*
Philip Emma(17)	118,574	*
Thomas E. Bullock(17)	103,186	*
Edward F. McCauley(17)	69,919	*
Christopher T. Jenny(17)	61,796	*
David W. Bryan(17)	59,092	*
Mary Ann Tocio(17)	55,042	*
William F. Meagher, Jr.(17)	32,567	*
Alastair G. Robertson(17)	26,306	*
Bruce C. Ginsberg(17)	16,739	*
All executive officers and directors as a group (15 persons)(18)	3,554,524	25.00%

*
less than 1%

(1)
Unless otherwise indicated by footnote, the mailing address for each stockholder and director is c/o Mac-Gray Corporation, 404 Wyman Street, Suite 400, Waltham, MA 02451.

(2)
Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number and percentage of shares of the Company's Common Stock beneficially owned by a person, shares of the Company's Common Stock subject to options held by that person that are currently exercisable or exercisable within 60 days of April 4, 2011 are deemed outstanding for computing the percentage ownership of the person holding such options but are not deemed to be outstanding for purposes of computing the percentage for any other person. As of April 4, 2011, a total of 14,216,590 shares of the Company's Common Stock were issued and outstanding.

(3)
The Company and certain stockholders of the Company, including: Stewart G. MacDonald, Jr., Sandra E. MacDonald, Daniel W. MacDonald, The Evelyn C. MacDonald Family Trust f/b/o Stewart G. MacDonald, Jr., The Evelyn C. MacDonald Family Trust f/b/o Sandra E. MacDonald,

  The Evelyn C. MacDonald Family Trust f/b/o of Daniel W. MacDonald (each of these sub-trusts under the The Evelyn C. MacDonald Family Trust is referred to herein as a "Sub-Trust," and collectively, the "Sub-Trusts"), The Stewart G. MacDonald, Jr. 1984 Trust (the "SGM Trust"), The Daniel W. MacDonald Revocable Living Trust, the New Century Trust, the Richard G. MacDonald 2004 GST Non-Exempt Irrevocable Trust dated April 23, 2004 (the "RGM Non-Exempt Trust"), the Richard G. MacDonald 2004 GST Exempt Irrevocable Trust dated April 23, 2004 (the "RGM Exempt Trust"), The Whitney E. MacDonald GST Trust-1997, The Jonathan S. MacDonald GST Trust-1997, The Robert C. MacDonald GST Trust-1997, Cynthia V. Doggett and certain other holders (who hold in the aggregate a de minimis fraction of the issued and outstanding Common Stock of the Company) are parties to a Stockholders' Agreement dated June 26, 1997 (the "Stockholders' Agreement"). The Stockholders' Agreement gives the parties thereto rights of first offer to purchase shares offered for sale by another stockholder who is a party thereto, as well as providing the Company with rights of second offer to purchase such shares. As a result of the Stockholders' Agreement, each of the parties thereto may be deemed to beneficially own all of the shares of the Company's Common Stock owned by the other parties thereto, although such beneficial ownership is not reflected in the table of shares beneficially owned.

(4)
A total of 1,222,276 shares are held in trust pursuant to The Evelyn C. MacDonald Family Trusts (the "ECM Trust"), the grantor of which is Ms. E. MacDonald. The independent trustees (the "Independent Trustees") of the ECM Trust are Peter C. Bennett ("Mr. Bennett") and R. Robert Woodburn, Jr. ("Mr. Woodburn"). In addition, each of Mr. S. MacDonald, Ms. S. MacDonald and Mr. D. MacDonald are trustees of the individual Sub-Trust under the ECM Trust of which such individual is a beneficiary. Of the 1,222,276 shares held by the ECM Trust, 566,667 shares are held in a Sub-Trust for the benefit of Mr. S. MacDonald, 88,942 shares are held in a Sub-Trust for the benefit of Ms. S. MacDonald, and 566,667 shares are held in a Sub-Trust for the benefit of Mr. D. MacDonald. The Independent Trustees have voting power over the shares held by the ECM Trust and the Sub-Trusts, and may be deemed to have beneficial ownership of such shares. The three trustees of each Sub-Trust (including each of Mr. S. MacDonald, Ms. S. MacDonald and Mr. D. MacDonald as to their own respective Sub-Trust) generally have the shared power to dispose of the shares attributed to such Sub-Trust and, therefore, may be deemed to have beneficial ownership of the shares held by such Sub-Trust.

(5)
Includes (i) 626,608 shares held by the SGM Trust, of which Mr. S. MacDonald serves as co-trustee and is sole beneficiary, (ii) 301,047 shares held by the New Century Trust, of which Mr. S. MacDonald is the grantor, (iii) 566,667 shares held by the ECM Trust for the benefit of Mr. S. MacDonald, of which Mr. S. MacDonald serves as co-trustee and is the beneficiary, (iv) 140,334 shares held by the wife of Mr. S. MacDonald, (v) 146,702 shares held by the minor children of Mr. S. MacDonald, (vi) 142,840 shares held by Mr. S. MacDonald directly and (vii) 323,362 shares issuable upon exercise of stock options currently exercisable or exercisable within 60 days of April 4, 2011 held by Mr. S. MacDonald. Mr. S. MacDonald may replace the shares held by the New Century Trust at any time with property of equivalent value and, therefore, may be deemed to beneficially own all such shares. Mr. S. MacDonald disclaims beneficial ownership of the shares described in (ii), (iv) and (v) of this footnote.

(6)
Includes (i) 626,608 shares held by the SGM Trust, of which Ms. Doggett serves as co-trustee with her husband, Mr. S. MacDonald, who is also sole beneficiary, (ii) 301,047 shares held by the New Century Trust, of which Ms. Doggett serves as co-trustee, (iii) 566,667 shares held by the ECM Trust for the benefit of Mr. S. MacDonald, who serves as co-trustee and is the beneficiary, (iv) 140,334 shares held by Ms. Doggett directly, (v) 146,702 shares held by Ms. Doggett's minor children, (vi) 142,840 shares held by Ms. Doggett's husband (Mr. S. MacDonald), and (vii) 323,362 shares issuable upon exercise of stock options currently exercisable or exercisable within 60 days of April 4, 2011 held by Ms. Doggett's husband (Mr. S. MacDonald). The shares held in the New Century Trust may be replaced at any time by the grantor, Mr. S. MacDonald, with property of equivalent value. The SGM Trust is revocable by the grantor, Mr. S. MacDonald. Ms. Doggett disclaims beneficial ownership of all of the shares described in this footnote except for the shares she holds directly.

(7)
Information is based on a Schedule 13D/A filed with the SEC on March 4, 2011 by River Road Asset Management, LLC ("River Road"), which is located at 462 South Fourth Street, Suite 1600, Louisville, Kentucky 40202. Of the 1,732,654 shares beneficially owned, River Road has sole voting power over 1,281,164 shares.

(8)
Includes 1,222,276 shares held by the ECM Trust for which Mr. Bennett and Mr. Woodburn serve as co-trustees and share voting and dispositive power. Mr. Bennett and Mr. Woodburn disclaim beneficial ownership of the shares held by the ECM Trust. Mr. Bennett's mailing address is 111 Cushing Street, Hingham, Massachusetts 02043. Mr. Woodburn's mailing address is c/o Edwards Angell Palmer & Dodge LLP, 111 Huntington Avenue, Boston, MA 02199.

(9)
Information is based on a Schedule 13G/A filed with the SEC on January 31, 2011 by Polaris Capital Management, LLC ("Polaris"), which is located at 125 Summer Street, Suite 1470, Boston, Massachusetts 02110. Of the 1,194,526 shares beneficially owned, Polaris has sole investment discretion with respect to 1,194,526 shares and sole voting authority over 1,178,185 of such shares.

(10)
Information is based on a Schedule 13G/A filed with the SEC on February 11, 2011 by Dimensional Fund Advisors LP ("Dimensional"). Dimensional, located at Palisades West, Building One, 6300 Bee Cave Road, Austin, Texas 78746, is an investment advisor registered under Section 203 of the Investment Advisors Act of 1940. Dimensional furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts (the "Funds"). In its role as investment adviser, sub-adviser and/or manager, neither Dimensional or its subsidiaries possesses voting and/or investment power over the securities reported herein that are owned by the Funds, and may be deemed to be the beneficial owner of the shares of the securities reported herein held by the Funds. Of the 1,157,507 shares beneficially owned, Dimensional has sole voting power over 1,139,577 shares, sole dispositive power over all shares beneficially owned and shared voting and dispositive power over none of such shares. All securities reported herein are owned by the Funds. Dimensional disclaims beneficial ownership of such securities.

(11)
Includes (i) 566,667 shares held by the ECM Trust for the benefit of Daniel W. MacDonald, of which Mr. D. MacDonald serves as co-trustee and is the beneficiary, and (ii) 581,033 shares held by The Daniel W. MacDonald Revocable Living Trust, of which Mr. D. MacDonald serves as the sole trustee.

(12)
Includes (i) 103,965 shares held by The Whitney E. MacDonald GST Trust-1997, (ii) 103,965 shares held by The Jonathan S. MacDonald GST Trust-1997, (iii) 103,965 shares held by The Robert C. MacDonald GST Trust-1997, (iv) 88,942 shares held by the ECM Trust for the benefit of Ms. S. MacDonald, of which Ms. S. MacDonald serves as co-trustee and is the beneficiary, (v) 86,725 shares held by the RGM Non-Exempt Trust, of which Richard G. MacDonald is the settlor with the right to replace shares at any time with property of equal value, (vi) 203,611 shares held by the RGM Exempt Trust, of which Richard G. MacDonald is the settlor with the right to replace shares at any time with property of equal value, and (vii) 304,573 shares held by Ms. S. MacDonald directly. Richard G. MacDonald ("Mr. R. MacDonald") is the sole trustee of each of the aforementioned trusts (other than the ECM Trust, the RGM Non-Exempt Trust and the RGM Exempt Trust) and may be deemed to beneficially own all of such shares. The shares held by each of The Whitney E. MacDonald GST Trust-1997, The Jonathan S. MacDonald GST Trust-1997 and The Robert C. MacDonald GST Trust-1997 (collectively, the "GST Trusts"), may be replaced at any time by Ms. S. MacDonald, the grantor of such trusts, with property of equivalent value and, therefore, Ms. S. MacDonald may be deemed to beneficially own all such shares. Ms. S. MacDonald disclaims beneficial ownership of the shares held by the GST Trusts.

(13)
Includes (i) 103,965 shares held by The Whitney E. MacDonald GST Trust-1997, (ii) 103,965 shares held by The Jonathan S. MacDonald GST Trust-1997, (iii) 103,965 shares held by The Robert C. MacDonald GST Trust-1997, (iv) 88,942 shares held by the ECM Trust for the benefit of

  Ms. S. MacDonald, the wife of Mr. R. MacDonald, and of which Mr. R. MacDonald's wife serves as co-trustee, (v) 86,725 shares held by the RGM Non-Exempt Trust, of which Mr. R. MacDonald is the settlor with the right to replace shares at any time with property of equal value, (vi) 203,611 shares held by the RGM Exempt Trust, of which Mr. R. MacDonald is the settlor with the right to replace shares at any time with property of equal value, and (vii) 304,573 shares held directly by Mr. R. MacDonald's wife (Ms. S. MacDonald). The shares held by each of the GST may be replaced at any time by Ms. S. MacDonald, the grantor of such trusts, with property of equivalent value and, therefore, Ms. S. MacDonald may be deemed to beneficially own all such shares. Mr. R. MacDonald is the sole trustee of each of the aforementioned trusts (other than the ECM Trust, the RGM Non-Exempt Trust and the RGM Exempt Trust) and may be deemed to beneficially own all of the shares held by such trusts. Mr. R. MacDonald disclaims beneficial ownership of all of the shares described in this footnote.

(14)
Information is based on a Schedule 13G/A filed with the SEC on February 3, 2011 by Rutabaga Capital Management ("Rutabaga"). Rutabaga, located at 64 Board Street, Third Floor, Boston, Massachusetts 02109, is an investment advisor in accordance with Section 240.13d-1(b)(1)(ii)(E). Of the 740,767 shares beneficially owned, Rutabaga claims sole voting power over 631,667 shares, shared voting power over 109,100 shares and sole power to dispose of all such shares.

(15)
Information is based on a Schedule 13G filed with the SEC on March 30, 2011 by Coliseum Capital Management, LLC ("CCM"), Coliseum Capital, LLC ("CC"), Coliseum Capital Partners, L.P. ("CCP"), Blackwell Partners, LLC ("Blackwell"), Adam Gray ("Gray") and Christopher Shackelton ("Shackelton" and collectively, the "Coliseum Reporting Persons"). The address of the Coliseum Reporting Persons (other than Blackwell) is 767 Third Avenue, 35th Floor, New York, NY 10017 and the address of Blackwell is c/o DUMAC, LLC, 406 Blackwell Street, Suite 300, Durham, NC 27701. The Coliseum Reporting Persons may be deemed to be members of a group with respect to the shares owned of record by CCP and Blackwell. CCP is the record owner of 403,370 shares and Blackwell is the record owner of 324,531 shares. Of the 727,901 shares beneficially owned by the Coliseum Reporting Persons, CCM, Gray and Shackelton have shared voting and dispositive power over all shares beneficially owned, CC and CCP have shared voting and dispositive power over 403,370 shares beneficially owned, and Blackwell has shared voting and dispositive power over 324,531 shares beneficially owned.

(16)
All shares are held by the New Century Trust, of which Mr. Roddy serves as co-trustee. The shares held by the New Century Trust may be replaced at any time by Mr. S. MacDonald, the grantor, with property of equivalent value. Mr. Roddy disclaims beneficial ownership of all shares held by the New Century Trust. Mr. Roddy's mailing address is c/o Loring, Wolcott & Coolidge, 230 Congress Street, Boston, Massachusetts 02110.

(17)
Includes shares issuable upon the exercise of options which are currently exercisable or exercisable within 60 days of April 4, 2011 as follows: Mr. Shea 179,665 shares, Mr. MacLellan 134,062 shares; Mr. Tuttle 110,767 shares; Mr. Emma 91,994 shares; Mr. Bullock 58,254 shares; Mr. McCauley 50,254 shares; Mr. Jenny 50,254 shares; Mr. Bryan 37,754 shares; Ms. Tocio 42,754 shares; Mr. Meagher 17,716 shares; Mr. Robertson 20,038 shares; and Mr. Ginsberg 5,000 shares.

(18)
Includes 1,221,393 shares issuable upon the exercise of stock options which are currently exercisable or exercisable within 60 days of April 4, 2011.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        The Company's executive officers, directors and beneficial owners of more than ten percent (10%) of its Common Stock are required under Section 16(a) of the Exchange Act to file reports of ownership and changes in ownership with the SEC. Copies of those reports must also be furnished to the Company. Based on a review of the copies of reports furnished to the Company, and written representations that no other reports were required, the Company believes that during Fiscal 2010 all directors, officers or beneficial owners of greater than ten percent (10%) of the Company's Common Stock filed on a timely basis all reports required by Section 16(a).

 PROPOSAL 2

APPROVAL OF AMENDMENT TO THE 2009 MAC-GRAY CORPORATION
STOCK OPTION AND INCENTIVE PLAN

        The stockholders are being asked to approve an amendment to the 2009 Mac-Gray Corporation Stock Option and Incentive Plan (the "2009 Plan") to increase the number of shares of Common Stock authorized for issuance under the 2009 Plan from 2,300,000 shares to 4,100,000 shares, an increase of 1,800,000 shares. On March 21, 2011, upon the recommendation of the Compensation Committee, our Board of Directors approved the amendment to the 2009 Plan, subject to approval from our stockholders at the annual meeting. Our named executive officers and directors have an interest in this proposal, as each of them is eligible to receive grants under the 2009 Plan.

        As of April 4, 2011, 86,411 shares of Common Stock were available for issuance under the 2009 Plan. We currently expect that these shares, together with shares which become available due to the cancellation of outstanding awards, will be sufficient for awards to new hires, directors and existing employees through June 2011. The additional shares which stockholders are being asked to approve would be for new hires, directors and existing employees during 2011, 2012 and 2013.

        We believe strongly that the increase of shares issuable under the 2009 Plan is essential to our continued success. Our employees are our most valuable assets. At our current and projected growth rate, we estimate that we will grant approximately 650,000 shares in 2011 to support new employee growth, employee retention efforts, director compensation and other stock-based incentive programs. Our Board has determined that it is in the best interest of the Company and our stockholders to increase the shares issuable under the 2009 Plan. The Board believes that stock options and other stock-based incentive awards can play an important role in the success of the Company by encouraging and enabling the employees, officers, non-employee directors and other key persons of the Company and its subsidiaries upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. The Board anticipates that providing such persons with a direct stake in the Company will assure a closer identification of the interests of such individuals with those of the Company and its stockholders, thereby stimulating their efforts on the Company's behalf and strengthening their desire to remain with the Company.

Vote Required

        A quorum being present, the affirmative vote of a majority of the votes properly cast for and against this proposal is required for the approval of the amendment to the 2009 Plan. For this purpose, abstentions and broker non-votes are not included in the number of votes cast for or against the proposal and therefore have no effect on the vote on the proposal. Further, in accordance with NYSE rules, broker non-votes may affect the approval of this proposal to the extent broker non-votes cause less than a majority of outstanding shares to be voted on this proposal.

Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO APPROVE THE AMENDMENT TO THE 2009 PLAN.

Summary of Material Features

        The material features of the 2009 Plan as proposed are:

  •
  The maximum number of shares of common stock to be issued under the 2009 Plan is 4,100,000;

  •
  The award of stock options (both incentive and non-qualified options), stock appreciation rights, restricted stock, restricted stock units, unrestricted stock and dividend equivalent rights is permitted;

  •
  Grants of "full-value" awards are deemed for purposes of determining the number of shares available for future grants under the 2009 Plan as an award for two shares for each share of common stock subject to the award. Grants of stock options or stock appreciation rights are deemed to be an award of one share for each share of common stock subject to the award;

  •
  Minimum vesting periods are required for grants of restricted stock and restricted stock units; and

  •
  Any material amendment to the 2009 Plan is subject to approval by our stockholders.

        Based solely on the closing price of our common stock as reported by the NYSE on April 4, 2011, the maximum aggregate market value of the additional 1,800,000 shares of common stock to be added to the 2009 Plan is $29,322,000. The shares we issue under the 2009 Plan will be authorized but unissued shares or shares that we reacquire. The shares of common stock underlying any awards under the 2009 Plan and the 2005 Plan that are forfeited, canceled, reacquired by the Company prior to vesting, satisfied without any issuance of stock, expire or are otherwise terminated (other than by exercise) under the 2009 Plan or the 2005 Plan are added back to the shares of common stock available for issuance under the 2009 Plan. However, the following shares are not added back to the shares of common stock available for issuance under the 2009 Plan: (i) shares of common stock tendered or held back upon exercise or settlement of an award to cover the exercise price of an award or tax withholding or (ii) upon exercise of any stock appreciation rights, shares that are not issued in connection with the stock settlement of the stock appreciation right.

  Summary of the 2009 Plan

        The following description of certain features of the 2009 Plan is intended to be a summary only. The summary is qualified in its entirety by the full text of the 2009 Plan, as set forth in Appendix C to the Company's Proxy Statement for the 2009 Annual Meeting of Stockholders filed on April 19, 2010, and the proposed amendment, as set forth in Appendix B, attached hereto.

        Plan Administration.    The 2009 Plan may be administered by the full board or the Compensation Committee. It is the current intention of the Company that the 2009 Plan be administered by the Compensation Committee. The Compensation Committee has full power to select, from among the individuals eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to participants, and to determine the specific terms and conditions of each award, subject to the provisions of the 2009 Plan. The Compensation Committee may delegate to our CEO the authority to grant awards to employees who are not subject to the reporting and other provisions of Section 16 of the Exchange Act and not subject to Section 162(m) of the Code, subject to certain limitations and guidelines.

        Eligibility.    Persons eligible to participate in the 2009 Plan will be those full or part-time officers, employees, non-employee directors and other key persons (including consultants and prospective officers) of the Company and its subsidiaries as selected from time to time by the Compensation Committee in its discretion. Approximately 890 individuals are currently eligible to participate in the 2009 Plan, which includes 7 executive officers, approximately 875 employees who are not executive officers, and 8 non-employee directors.

        Plan Limits.    The maximum award of stock options or stock appreciation rights granted to any one individual will not exceed 250,000 shares of common stock (subject to adjustment for stock splits and similar events) for any calendar year period. If any award of restricted stock or restricted stock units granted to an individual is intended to qualify as "performance-based compensation" under Section 162(m) of the Code, then the maximum award shall not exceed 300,000 shares of common stock (subject to adjustment for stock splits and similar events) to any one such individual in any performance cycle. In addition, no more than 1,500,000 shares will be issued in the form of incentive stock options.

        Effect of Awards.    For purposes of determining the number of shares of common stock available for issuance under the 2009 Plan, the grant of any "full value" award, such as a restricted stock award, restricted stock unit or unrestricted stock award will be counted as two shares for each share of common stock actually subject to the award. The grant of any stock option or stock appreciation right will be counted for this purpose as one share from each share of common stock actually subject to the award.

        Stock Options.    The 2009 Plan permits the granting of (1) options to purchase common stock intended to qualify as incentive stock options under Section 422 of the Code and (2) options that do not so qualify. Options granted under the 2009 Plan will be non-qualified options if they fail to qualify as incentive options or exceed the annual limit on incentive stock options. Incentive stock options may only be granted to employees of the Company and its subsidiaries. Non-qualified options may be granted to any persons eligible to receive incentive options and to non-employee directors and key persons. The option exercise price of each option will be determined by the Compensation Committee but may not be less than 100% of the fair market value of the common stock on the date of grant. Fair market value for this purpose will be the last reported sale price of the shares of common stock on the NYSE on the date of grant. The exercise price of an option may not be reduced after the date of the option grant, other than to appropriately reflect changes in our capital structure.

        The term of each option will be fixed by the Compensation Committee and may not exceed ten years from the date of grant. The Compensation Committee will determine at what time or times each option may be exercised. Options may be made exercisable in installments and the exercisability of options may be accelerated by the Compensation Committee. In general, unless otherwise permitted by the Compensation Committee, no option granted under the 2009 Plan is transferable by the optionee other than by will or by the laws of descent and distribution, and options may be exercised during the optionee's lifetime only by the optionee, or by the optionee's legal representative or guardian in the case of the optionee's incapacity.

        Upon exercise of options, the option exercise price must be paid in full either in cash, by certified or bank check or other instrument acceptable to the Compensation Committee or by delivery (or attestation to the ownership) of shares of common stock that are beneficially owned by the optionee for at least six months or were purchased in the open market. Subject to applicable law, the exercise price may also be delivered to the Company by a broker pursuant to irrevocable instructions to the broker from the optionee. In addition, the Compensation Committee may permit non-qualified options to be exercised using a net exercise feature which reduces the number of shares issued to the optionee by the number of shares with a fair market value equal to the exercise price.

        To qualify as incentive options, options must meet additional federal tax requirements, including a $100,000 limit on the value of shares subject to incentive options that first become exercisable by a participant in any one calendar year.

        Stock Appreciation Rights.    The Compensation Committee may award stock appreciation rights subject to such conditions and restrictions as the Compensation Committee may determine. Stock appreciation rights entitle the recipient to shares of common stock equal to the value of the appreciation in the stock price over the exercise price. The exercise price is the fair market value of the common stock on the date of grant. The term of a stock appreciation right will be fixed by the Compensation Committee and may not exceed ten years.

        Restricted Stock.    The Compensation Committee may award shares of common stock to participants subject to such conditions and restrictions as the Compensation Committee may determine. These conditions and restrictions may include the achievement of certain performance goals (as summarized above) and/or continued employment with us through a specified restricted period. However, except in the case of retirement, death, disability or a change of control, in the event these awards granted to employees have a performance-based goal, the restriction period will be at least one year, and in the event these awards granted to employees have a time-based restriction, the restriction period will be at least three years, but vesting can occur incrementally over the three-year period.

        Restricted Stock Units.    The Compensation Committee may award restricted stock units to any participants. Restricted stock units are generally payable in the form of shares of common stock, although restricted stock units granted to the CEO may be settled in cash. These units may be subject to such conditions and restrictions as the Compensation Committee may determine. These conditions and restrictions may include the achievement of certain performance goals (as summarized above) and/or continued employment with the Company through a specified vesting period. However, except in the case of retirement, death, disability or a change of control, in the event these awards granted to employees have a performance-based goal, the restriction period will be at least one year, and in the event these awards granted to employees have a time-based restriction, the restriction period will be at least three years, but vesting can occur incrementally over the three-year period. In the Compensation Committee's sole discretion, it may permit a participant to make an advance election to receive a portion of his or her future cash compensation otherwise due in the form of a restricted stock unit award, subject to the participant's compliance with the procedures established by the Compensation Committee and requirements of Section 409A of the Code. During the deferral period, the deferred stock awards may be credited with dividend equivalent rights.

        Unrestricted Stock Awards.    The Compensation Committee may also grant shares of common stock which are free from any restrictions under the 2009 Plan. Unrestricted stock may be granted only to non-employee directors.

        Dividend Equivalent Rights.    The Compensation Committee may grant dividend equivalent rights to participants which entitle the recipient to receive credits for dividends that would be paid if the recipient had held specified shares of common stock. Dividend equivalent rights may be granted as a component of another award (other than a stock option or stock appreciation right) or as a freestanding award. Dividend equivalent rights may be settled in cash, shares of common stock or a combination thereof, in a single installment or installments, as specified in the award.

        Change of Control Provisions.    The 2009 Plan provides that upon the effectiveness of a "sale event" as defined in the 2009 Plan, except as otherwise provided by the Compensation Committee in the award agreement, all stock options and stock appreciation rights will automatically become fully exercisable and the restrictions and conditions on all other awards with time-based conditions will automatically be deemed waived, unless the parties to the sale event agree that such awards will be assumed or continued by the successor entity. Awards with conditions and restrictions relating to the attainment of performance goals may become vested and non-forfeitable in connection with a sale event in the Committee's discretion. In addition, in the case of a sale event in which the Company's stockholders will receive cash consideration, the Company may make or provide for a cash payment to participants holding options and stock appreciation rights equal to the difference between the per share cash consideration and the exercise price of the options or stock appreciation rights.

        Adjustments for Stock Dividends, Stock Splits, Etc.    The 2009 Plan requires the Compensation Committee to make appropriate adjustments to the number of shares of common stock that are subject to the 2009 Plan, to certain limits in the 2009 Plan, and to any outstanding awards to reflect stock dividends, stock splits, extraordinary cash dividends and similar events.

        Tax Withholding.    Participants in the 2009 Plan are responsible for the payment of any federal, state or local taxes that the Company is required by law to withhold upon the exercise of options or stock appreciation rights or vesting of other awards. Subject to approval by the Compensation Committee, participants may elect to have the minimum tax withholding obligations satisfied by authorizing the Company to withhold shares of common stock to be issued pursuant to the exercise or vesting.

        Amendments and Termination.    The Board may at any time amend or discontinue the 2009 Plan and the Compensation Committee may at any time amend or cancel any outstanding award for the purpose of satisfying changes in the law or for any other lawful purpose. However, no such action may adversely affect any rights under any outstanding award without the holder's consent. To the extent required under the NYSE rules, any amendments that materially change the terms of the 2009 Plan will be subject to approval by our stockholders. Without approval by our stockholders, the Compensation Committee may not reduce the exercise price of options or stock appreciation rights or effect repricing through cancellation or re-grants, including any cancellation in exchange for cash. Amendments shall also be subject to approval by our stockholders if and to the extent determined by the Compensation Committee to be required by the Code to preserve the qualified status of incentive options or to ensure that compensation earned under the 2009 Plan qualifies as performance-based compensation under Section 162(m) of the Code.

        Effective Date of 2009 Plan.    The 2009 Plan became effective as of May 18, 2009 and has a ten-year term. If the stockholders approve the addition of shares to the 2009 Plan, the term of the 2009 Plan will be extended for ten years from such approval. No grants of awards under the 2009 Plan may be made after the expiration of the ten-year term.

  New Plan Benefits

        The number of awards that an employee, director or other key person may receive under the 2009 Plan is in the discretion of the Compensation Committee and therefore cannot be determined in advance. In lieu of providing information concerning the benefits that will be received under the 2009 Plan, the following table sets forth (a) the aggregate number of shares subject to options granted under the 2009 Plan during 2010 and the average exercise price, and (b) the aggregate number of Restricted Stock Units granted under the 2009 Plan during 2010 and the fair market value of such Restricted Stock Units.

	Options		Restricted Stock Units
Name and Position	Average Exercise Price	Number (#)	Dollar Value ($)	Number (#)
Stewart G. MacDonald, Jr., CEO	$9.31	82,828	$378,525	39,972
Michael J. Shea, CFO	$9.31	39,442	$180,250	19,035
Neil F. MacLellan, III, NEO	$9.31	21,368	$97,650	10,311
Philip Emma, NEO	$9.31	21,368	$97,650	10,311
Robert J. Tuttle, NEO	$9.31	16,083	$73,500	7,761
All current executive officers, as a group	$9.31	204,174	$933,071	98,529
All current directors who are not executive officers, as a group	—	—	$480,000	42,096
All current employees who are not executive officers, as a group	$9.79	87,820	$270,291	28,024

Tax Aspects Under the Code

        The following is a summary of the principal federal income tax consequences of certain transactions under the 2009 Plan. It does not describe all federal tax consequences under the 2009 Plan, nor does it describe state or local tax consequences.

        The advice set forth below was not intended or written to be used, and it cannot be used, by any taxpayer for the purpose of avoiding United States federal tax penalties that may be imposed on the taxpayer. The advice was written to support the promotion or marketing of the transaction(s) or matter(s) addressed herein. Each taxpayer should seek advice based upon the taxpayer's particular circumstances from an independent tax advisor.

        Incentive Options.    No taxable income is generally realized by the optionee upon the grant or exercise of an incentive option. If shares of common stock issued to an optionee pursuant to the exercise of an incentive option are sold or transferred after two years from the date of grant and after one year from the date of exercise, then (i) upon sale of such shares, any amount realized in excess of the option price (the amount paid for the shares) will be taxed to the optionee as a long-term capital gain, and any loss sustained will be a long-term capital loss, and (ii) the Company will not be entitled to any deduction for federal income tax purposes. The exercise of an incentive option will give rise to an item of tax preference that may result in alternative minimum tax liability for the optionee.

        If shares of common stock acquired upon the exercise of an incentive option are disposed of prior to the expiration of the two-year and one-year holding periods described above (a "disqualifying disposition"), generally (i) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares of common stock at exercise (or, if less, the amount realized on a sale of such shares of common stock) over the option price thereof, and (ii) we will be entitled to deduct such amount. Special rules will apply where all or a portion of the exercise price of the incentive option is paid by tendering shares of common stock.

        If an incentive option is exercised at a time when it no longer qualifies for the tax treatment described above, the option is treated as a non-qualified option. Generally, an incentive option will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment (or one year in the case of termination of employment by reason of disability). In the case of termination of employment by reason of death, the three-month rule does not apply.

        Non-Qualified Options.    No income is realized by the optionee at the time the option is granted. Generally (i) at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the option price and the fair market value of the shares of common stock on the date of exercise, and we receive a tax deduction for the same amount, and (ii) at disposition, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss depending on how long the shares of common stock have been held. Special rules will apply where all or a portion of the exercise price of the non-qualified option is paid by tendering shares of common stock. Upon exercise, the optionee will also be subject to Social Security taxes on the excess of the fair market value over the exercise price of the option.

        Other Awards.    The Company generally will be entitled to a tax deduction in connection with an award under the 2009 Plan in an amount equal to the ordinary income realized by the participant at the time the participant recognizes such income. Participants typically are subject to income tax and recognize such tax at the time that an award is exercised, vests or becomes non-forfeitable, unless the award provides for a further deferral.

        Parachute Payments.    The vesting of any portion of an option or other award that is accelerated due to the occurrence of a change in control (such as a sale event) may cause a portion of the payments with respect to such accelerated awards to be treated as "parachute payments" as defined in the Code. Any such parachute payments may be non-deductible to the Company, in whole or in part, and may subject the recipient to a non-deductible 20% federal excise tax on all or a portion of such payment (in addition to other taxes ordinarily payable).

        Limitation on Deductions.    Under Section 162(m) of the Code, the Company's deduction for certain awards under the 2009 Plan may be limited to the extent that the CEO or other executive officer whose compensation is required to be reported in the summary compensation table (other than the Principal Financial Officer) receives compensation in excess of $1 million a year (other than performance-based compensation that otherwise meets the requirements of Section 162(m) of the Code). The 2009 Plan is structured to allow certain awards to qualify as performance-based compensation.

Equity Compensation Plan Information

        The following table provides information as of December 31, 2010 regarding shares of common stock that may be issued under the Company's equity compensation plans consisting of the 1997 Stock Option and Incentive Plan (the "1997 Plan"), 2001 Employee Stock Purchase Plan ("ESPP"), 2005 Plan and 2009 Plan.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(2)		Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities referenced in column (a))
	(a)		(b)	(c)
Equity compensation plans approved by security holders	2,349,887	(1)	$9.64	835,628	(2)
Equity compensation plans not approved by security holders	—		—	—

Total	2,349,887		$9.64	835,628

(1)
Represents outstanding options to purchase 2,200,127 shares and restricted shares granted but not yet issued under the 1997 Plan, the 2005 Plan and the 2009 Plan and includes an aggregate of 149,760 shares underlying restricted stock units granted under the 2009 Plan for which the performance criteria have not yet been established. There are no options, warrants or rights outstanding under the ESPP (does not include the purchase rights accruing under the ESPP because the purchase price, and therefore the number of shares to be purchased, is not determinable until the end of the purchase period).

(2)
Includes 639,241 shares available for future issuance under the 2009 Plan, and 196,387 shares available for future issuance under the ESPP. No new awards may be granted under the 1997 Plan or the 2005 Plan.

 PROPOSAL 3

STOCKHOLDER PROPOSAL ENTITLED:
"SHAREHOLDER PROPOSAL TO DECLASSIFY THE BOARD OF DIRECTORS"

        The Company has received a stockholder proposal from Darlington Partners, L.P. ("Darlington"), 300 Drakes Landing Road, Suite 250, Greenbrae, CA 94904. Darlington has requested that the Company include the following proposal and supporting statement in its proxy statement for the Annual Meeting, and if properly presented this proposal will be voted on at the Annual Meeting. The stockholder proposal is quoted verbatim in italics below.

        The Company's management does not support the adoption of the resolution proposed below and asks stockholders to consider management's response, which follows the stockholder proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THIS PROPOSAL.

Vote Required

        Approval of the stockholder proposal requires the affirmative vote of a majority of the votes properly cast for and against the proposal. For this purpose, abstentions and broker non-votes are not included in the number of votes cast for or against the proposal and therefore have no effect on the vote on the proposal.

Stockholder Proposal

        "RESOLVED, that the stockholders of Mac-Gray Corporation (the "Company") request that the board of directors, in compliance with applicable law, take the steps necessary to reorganize the board of directors into one class subject to election each year. The implementation of this proposal should not affect the unexpired terms of directors elected to the board at or prior to the 2011 annual meeting.

Supporting Statement

        We believe accountability of the board of directors to the Company's shareholders is of paramount importance. This proposal seeks to reorganize the Company's board of directors so that each director will stand before the shareholders for re-election each year. We hope to eliminate the Company's so-called "classified board," whereby the directors are divided into three classes, each serving a three-year term. Under the current structure, shareholders can only vote on a portion of the board of directors at any given time.

        If this proposal passes, shareholders might have the opportunity to register their views at each annual meeting—on the performance of the board as a whole and of each director as an individual. We believe that such annual accountability will serve to keep directors closely focused on the performance of top executives and on increasing shareholder value.

        A similar non-binding proposal to declassify the board received majority support from shareholders at the Company's 2010 annual meeting, but the board chose to ignore that vote and retain a classified board. That declassification proposal also received endorsements from three of the leading independent proxy advisory firms, including Institutional Shareholder Services ("ISS"), which stated in its recommendation report that: "Managements argue that staggered boards provide continuity and stability, but empirical evidence has suggested that such a structure is not in shareholders' best interests from a financial perspective... The ability to elect directors is the single most important use of the shareholder franchise, and all directors should be accountable on an annual basis. A classified board can entrench management and effectively preclude most takeover bids..."

        We believe evidence shows that the trend in corporate governance is moving toward declassified boards for large and small companies alike. Shareholder proposals urging annual elections of all directors received, on average, greater than 58% of the vote in each of the past four years, according to the ISS 2009 and 2010

Postseason Reports. In addition, numerous large- and small-cap companies have voluntarily declassified their boards in recent years. These include such respected companies as: Boston Scientific Corporation, EMC Corporation, Staples Inc. and Whirlpool Corporation.

        We believe the Company should be a leader in corporate governance policy. If the Company were to take the steps necessary to declassify its board of directors, it would be a strong statement that this Company is committed to good corporate governance.

        We urge you to join us in voting to declassify the election of directors, as a powerful tool to improve director accountability and financial performance. We urge you to vote FOR this proposal."

Management Statement in Opposition to Stockholder Proposal to Declassify Board

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE AGAINST PROPOSAL 3 FOR THE FOLLOWING REASONS:

        This stockholder proposal requests that Mac-Gray takes the steps necessary to declassify its Board of Directors such that directors would serve one-year terms and the entire Board would be up for election each year. For the reasons set forth below, and based on the recommendation of the Governance and Nominating Committee, Mac-Gray's Board has determined that it is in the best interests of Mac-Gray and its stockholders to maintain the current classified board structure, which consists of three classes of directors with three-year staggered terms.

        The Board and the Governance and Nominating Committee have carefully considered the proposal and believe that a classified board is more advantageous to, and better serves the interests of, Mac-Gray and its stockholders than a board elected annually for the following reasons:

  •
  Accountability to Stockholders.  The benefits of a classified board structure do not come at the cost of directors' accountability to stockholders. Our directors' interests are specifically aligned with our stockholders' interests through the fiduciary duty owed by board members to act in stockholders' best interests. All directors are required by Delaware law to uphold their fiduciary duties to the Company and its stockholders, regardless of the length of their term of office. The Company believes that a classified board in no way diminishes directors' responsibilities or their accountability to stockholders.

  •
  Continuity, Stability and Experience.  The staggered election of directors provides continuity and stability in the governance of the corporation, lending appropriate stability to the management of the business and affairs of the Company. A staggered board of directors ensures that a majority of directors at any given time will have prior experience with, and in-depth knowledge of, the Company and its policies, strategies and businesses and is positioned to make decisions that are best for the Company and its stockholders. Specifically, we believe that a classified board:

  •
  Creates a more knowledgeable and experienced board that is better able to make fundamental decisions about the business, strategic transactions, significant business commitments and appropriate use of financial and other resources.

  •
  Promotes the establishment of long-term strategies and goals and helps to prevent abrupt changes in corporate policies based on short-term objectives and the special interests of a select group of stockholders who might have an agenda contrary to the long-term interests of all stockholders.

  •
  Enhances the independence of non-management directors by providing them with an assured three year term of office rather than just a one year term during which they may be hesitant to challenge management. Mac-Gray has long prided itself on the primacy of independent directors in its governance, and its current board consists wholly of independent directors.

    •
    Strengthens our ability to attract and retain highly qualified directors who are willing to make a multi-year commitment to the Company and its stockholders and to develop a deep understanding of the business.

    •
    Allows new directors an opportunity to gain knowledge about our businesses from continuing directors.

  •
  Enhanced Ability to Protect Stockholder Value in Potential Takeover.  A classified board enhances the Company's ability to negotiate the best results for the Company's stockholders in the event of an unsolicited takeover. The current board structure encourages a third party to negotiate with the Company's Board instead of engaging in an unfriendly or unsolicited effort to take over or restructure the Company that may not be in the best interests of all of its stockholders. Absent a classified board, a potential buyer could gain control of the Company by waging a proxy contest and then replacing a majority of the Board (if not the entire Board) with its own slate of nominees at a single annual meeting. With the Board then under the control of the potential buyer, the buyer is well-positioned to complete a takeover of the Company without paying any premium to the Company's stockholders in exchange for its newly-acquired control. On the other hand, a classified board, by requiring two election cycles for a third party to take control of the Board, gives a potential buyer strong incentive to negotiate with the Board to reach a result that is in the best interests of the Company's stockholders and that, with the resulting support of the Board, can be promptly implemented. Importantly, the desire of the potential buyer to negotiate gives the Board more time to evaluate the adequacy and fairness of the proposal and to consider alternative proposals, and ultimately more leverage to negotiate the best result for all stockholders.

  •
  Independence.  The classified board structure enhances the independence of non-management directors by providing them with a longer assured term of office, thereby insulating them against pressure from management or from special interest groups who might have an agenda contrary to the long-term interests of all stockholders. As a result, independent directors are able to voice their views without having to continually consider an upcoming nomination for re-election in the following year.

  •
  Corporate Governance.  The Board is committed to corporate governance practices that will benefit the Company's stockholders and regularly examines these practices in light of the changing environment. The Governance and Nominating Committee's corporate governance principles are set forth in its Governance and Nominating Committee Charter and Corporate Governance Guidelines, which are described elsewhere in this Proxy Statement and are available on our website at www.macgray.com. These Guidelines focus on the independence and quality of the members of the Board and the Board's ability to function effectively. The Company has demonstrated excellence in corporate governance. As measured by RiskMetrics Group (formerly, Institutional Stockholder Services), a consultant to institutional investors, in its "Corporate Governance Quotient" evaluation, the Company's corporate governance is better than that of 77.3% of the CGQ Universe companies and 71.1% of the companies in its industry group (Consumer Services Companies).

  •
  Effect of the Proposal.  This stockholder proposal has been cast as a request to start the process of declassification. Passage of the stockholder proposal will not automatically eliminate the classified Board structure. Further action would be required to amend the Company's amended and restated certificate of incorporation to effect this change. While the Board would consider proposing such an amendment, it would do so, consistent with its fiduciary duties, only if it believes such an amendment to be in the best interests of the Company and all of its stockholders. Under the Company's amended and restated certificate of incorporation, the affirmative vote of the holders of four-fifths of the outstanding shares of stock having voting power with respect to such an amendment would be required for approval.

  •
  Conclusion.  The Board and its Governance and Nominating Committee, with the assistance of their professional advisors, have carefully considered this proposal and the arguments for and against a classified Board structure. The Board has concluded that the Company's classified Board structure continues to promote the best interests of the stockholders.

For the foregoing reasons, the Board believes that this stockholder proposal is not in the best interests of the Company and its stockholders. Therefore, the Board of Directors unanimously recommends a vote AGAINST this stockholder proposal.

 PROPOSAL 4

NON-BINDING, ADVISORY VOTE ON THE COMPENSATION OF OUR
NAMED EXECUTIVE OFFICERS

        In accordance with recently adopted provisions of Section 14A of the Exchange Act, we are required to provide our stockholders the opportunity to vote on a non-binding, advisory resolution to approve the compensation of our Named Executive Officers. This proposal, commonly known as a "say-on-pay" proposal, gives our stockholders the opportunity to express their views on the Company's executive compensation. This vote is only advisory and will not be binding upon the Company or the Board. However, the Compensation Committee, which is responsible for designing and administering the Company's executive compensation program, values the opinions expressed by stockholders and encourages all stockholders to vote their shares on this matter.

        As described in the Compensation Discussion and Analysis section, our executive compensation program is designed to align our executive officers' interests with those of the stockholders by rewarding executive officers for the Company's achievement of specific annual, long-term and strategic performance goals, with the long-term objective of increasing stockholder value. We encourage stockholders to read the Compensation Discussion and Analysis section on pages 14 through 29 which more thoroughly discusses how our compensation policies and procedures implement our compensation philosophy and objectives. The Compensation Committee and the Board believe that these policies and procedures are effective in implementing our compensation philosophy and in achieving its objectives.

        We are asking our stockholders to indicate their support for our named executive officer compensation program. Accordingly, we ask our stockholders to vote "FOR" the following resolution at the 2011 Annual Meeting:

  "RESOLVED, that the stockholders of Mac-Gray Corporation approve the overall compensation paid to the Company's named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, and described in the Compensation Discussion and Analysis, executive compensation tables and accompanying narrative disclosures in this proxy statement."

Vote Required

        Approval of the executive compensation resolution requires the affirmative vote of a majority of the votes properly cast for and against the resolution. For this purpose, abstentions and broker non-votes are not included in the number of votes cast for or against the proposal and therefore have no effect on the vote on the proposal. While this vote is required by law, it will neither be binding on the Company or the Board, nor will it create or imply any change in the fiduciary duties of, or impose any additional fiduciary duty on, the Company or the Board. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation decisions.

Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

 PROPOSAL 5

NON-BINDING, ADVISORY VOTE ON THE FREQUENCY OF THE
STOCKHOLDER VOTE ON EXECUTIVE COMPENSATION

        In accordance with recently adopted provisions of Section 14A of the Exchange Act, we are required to provide our stockholders the opportunity to cast a non-binding, advisory vote on whether a non-binding, advisory stockholder resolution to approve the compensation of the Company's named executive officers should occur every one, two or three years. Stockholders have the option to vote for any one of the three options, or to abstain on the matter.

        The Board believes that, of the three choices, submitting a non-binding, advisory vote on executive compensation resolution to stockholders every two years is the most appropriate choice. The Board believes that stockholder feedback every two years will be more useful as it will provide stockholders with a sufficient period of time to evaluate the overall compensation of the named executive officers, the components of that compensation and the effectiveness of that compensation. The amount of compensation and mix of components of such compensation in any one year may differ from year to year, and the two year period will provide stockholders with a more complete view of the amount and mix of that compensation. The biennial advisory vote on executive compensation will provide stockholders with the benefit of assessing over a period of two years whether the components of the compensation paid to the named executive officers have achieved positive results for the Company.

        An advisory vote every two years would also give the Board of Directors sufficient time to thoughtfully consider the results of the vote and to implement any desired changes to executive compensation policies and procedures, making the votes more meaningful than annual votes. Additionally, biennial votes ease the administrative and paperwork burdens.

        Furthermore, the stockholders have the opportunity to provide additional feedback on important matters involving executive compensation. As discussed under Communications with the Board, on page 8, the Company provides stockholders an opportunity to communicate directly with the Board on any issue, including executive compensation.

Vote Required

        Approval of any matter presented to stockholders generally requires a majority of the votes cast for and against the proposal. However, because this vote is advisory and non-binding, if none of the frequency options receive a majority of the votes cast, the option receiving the greatest number of votes will be considered the frequency recommended by the Company's stockholders. Abstentions and broker non-votes are not included in the number of votes cast for and against the proposal and therefore have no effect on the vote on the proposal. Even though this vote will neither be binding on the Company or the Board, nor will it create or imply any change in the fiduciary duties of, or impose any additional fiduciary duty on, the Company or the Board, the Board will take into account the outcome of the vote in making a determination on the frequency at which advisory votes on executive compensation will be included in the Company's proxy statement.

Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT A NON-BINDING, ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS BE HELD EVERY TWO YEARS.

 PROPOSAL 6

RATIFICATION OF THE SELECTION OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

        The Audit Committee has selected PricewaterhouseCoopers LLP ("PwC") as the Company's independent registered public accounting firm to audit the consolidated financial statement of Mac-Gray Corporation for the fiscal year ending December 31, 2011. PwC has acted in such capacity since its appointment in fiscal year 1996.

        Stockholder ratification of the selection of PwC as the Company's independent registered public accounting firm is not required by the Company's Bylaws or otherwise. However, the Board is submitting the selection of PwC to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain PwC. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its shareholders.

Vote Required

        Approval of the ratification of the selection of our independent registered public accounting firm requires the affirmative vote of a majority of the votes cast at the Annual Meeting. For this purpose, abstentions and broker non-votes are not included in the number of votes cast for or against the proposal and therefore have no effect on the vote on the proposal. While this vote is non-binding, the Audit Committee will take into account the outcome of the vote when considering whether or not to retain PwC.

Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS MAC-GRAY CORPORATION'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

 SUBMISSION OF STOCKHOLDER PROPOSALS FOR 2012 ANNUAL MEETING

        Any stockholder proposals submitted pursuant to Exchange Act Rule 14a-8 for presentation at the 2012 annual meeting must be received by the Company on or before December 23, 2011 to be eligible for inclusion in the Company's proxy statement and form of proxy to be distributed by the Board in connection with that meeting. Any such proposal should be mailed to: Secretary, Mac-Gray Corporation, 404 Wyman Street, Suite 400, Waltham, MA 02451.

        Any stockholder proposals (including recommendations of nominees for election to the Board) intended to be presented at the Company's 2012 annual meeting, other than a stockholder proposal submitted pursuant to Exchange Act Rule 14a-8, must be received in writing at the principal executive office of the Company not later than February 18, 2012 and not earlier than January 19, 2012, together with all supporting documentation required by the Company's By-Laws. Proxies solicited by the Board will confer discretionary voting authority with respect to these proposals, subject to SEC rules governing the exercise of this authority.

INDEPENDENT ACCOUNTANTS

        The firm of PricewaterhouseCoopers LLP served as the Company's independent registered public accountants for Fiscal 2010 and has been selected to serve as the Company's independent registered public accountants for the fiscal year ending December 31, 2011. A representative of PricewaterhouseCoopers LLP will be present at the Annual Meeting and will be given the opportunity to make a statement if he or she so desires. The representative will be available to respond to appropriate questions.

OTHER MATTERS

        The Board does not know of any matters other than those described in this Proxy Statement which will be presented for action at the Annual Meeting. If other matters are duly presented, proxies will be voted in accordance with the best judgment of the proxy holders.

        WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED WHITE PROXY CARD IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES OR TO VOTE THE WHITE PROXY CARD BY TELEPHONE OR VIA THE INTERNET ACCORDING TO THE INSTRUCTIONS ON THE CARD. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU PREVIOUSLY RETURNED YOUR PROXY CARD OR VOTED BY TELEPHONE OR VIA THE INTERNET.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

 Appendix A

INFORMATION CONCERNING PERSONS WHO MAY BE DEEMED PARTICIPANTS IN
THE COMPANY'S SOLICITATION OF PROXIES

        The following sets forth the name, principal business address and the present principal occupation or employment, and the name, principal business and address of any corporation or other organization in which their employment is carried on, of the directors, nominees and executive officers of the Company who, under SEC rules, may be deemed "participants" as of April 4, 2011, which is the most reasonable practicable date, in the Company's solicitation of proxies from its stockholders in connection with the 2011 Annual Meeting of Stockholders.

Directors and Director Nominees

        The names and principal occupations of the Company's directors and nominees who may be deemed "participants" in the Company's solicitation are set forth in the section of this Proxy Statement entitled "Election of Directors." Unless otherwise indicated below, the business addresses of the Company's directors and nominees is Mac-Gray Corporation, 404 Wyman Street, Suite 400, Waltham, Massachusetts 02451:

Name	Business Address
Christopher T. Jenny	The Parthenon Group 200 State Street Boston, Massachusetts 02109
Mary Ann Tocio	Bright Horizons Family Solutions LLC 200 Talbot Avenue, South Watertown, Massachusetts 02422
Bruce C. Ginsberg	Moobella Inc. 555 Constitution Drive Taunton, MA 02780

Executive Officers

        The principal occupations of the Company's executive officers who may be deemed "participants" in the Company's solicitation of proxies are set forth below. The principal occupation refers to such person's position with the Company and the business address is Mac-Gray Corporation, 404 Wyman Street, Suite 400, Waltham, Massachusetts 02451.

Name	Position
Stewart G. MacDonald, Jr.	Chief Executive Officer
Michael J. Shea	Executive Vice President, Chief Financial Officer and Treasurer
Neil F. MacLellan, III	Executive Vice President, Sales
Philip Emma	Executive Vice President, Operations
Robert J. Tuttle	Executive Vice President, Technology and Information Systems
Sheffield J. Halsey, Jr.	Executive Vice President, Marketing
Linda A. Serafini	Vice President, General Counsel and Secretary

Information Regarding Ownership of the Company's Securities by Participants

        Except as described in this Appendix A, or as otherwise indicated in the "Security Ownership of Certain Beneficial Owners and Management" section of this Proxy Statement, none of the persons listed above under "Directors and Nominees" and "Executive Officers" owns any of the Company's securities of record but not beneficially. Except as described in this Appendix A, the number of shares of common stock of the Company held by directors, the director nominees and the named executive officers as of April 4, 2011, is set forth in the "Security Ownership of Certain Beneficial Owners and Management" section of this Proxy Statement. Sheffield J. Halsey, Jr., our Executive Vice President, Marketing beneficially owned 56,843 shares of common stock of the Company as of April 4, 2011, including 42,454 shares issuable upon the exercise of options which are currently exercisable or exercisable within 60 days of April 4, 2011. Linda A. Serafini, our Vice President, General Counsel and Secretary, beneficially owned 71,462 shares of common stock of the Company as of April 4, 2011, including 57,065 shares issuable upon the exercise of options which are currently exercisable or exercisable within 60 days of April 4, 2011.

Information Regarding Transactions in the Company's Securities by Participants

        The following table sets forth purchases and sales during the past two years of shares of common stock of the Company by the persons listed above under "Directors and Nominees" and "Executive Officers." Unless otherwise indicated, all transactions were in the public market and none of the purchase price or market value of those shares is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities. To the extent that any part of the purchase price or market value of any of those shares is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities, the amount of the indebtedness as of the latest practicable date is set forth below. If those funds were borrowed or obtained otherwise than pursuant to a margin account or bank loan in the regular course of business of a bank, broker or dealer, a description of the transaction and the parties is set forth below.

Name	Date	Purchase/Sale of Common Stock (number of shares)	Price Per Share
Thomas E. Bullock	11/9/10	Exercise of stock options, 1,000 shares of Common Stock	$3.63
Thomas E. Bullock	3/16/09	Purchase 3,800 shares of Common Stock	$5.30
David W. Bryan	12/29/10	Exercise of stock options, 5,000 shares of Common Stock	$8.73
David W. Bryan	12/29/10	Exercise of stock options, 7,500 shares of Common Stock	$12.90
David W. Bryan	12/29/10	Sale 9,473 shares of Common Stock	$14.82
David W. Bryan	12/14/09	Purchase 5,000 shares of Common Stock	$6.29
David W. Bryan	12/14/09	Purchase 1,000 shares of Common Stock	$6.54
Philip Emma	12/31/10	Purchase under ESPP, 499 shares of Common Stock	$11.14
Philip Emma	6/30/10	Purchase under ESPP, 1,249 shares of Common Stock	$10.36

Name	Date	Purchase/Sale of Common Stock (number of shares)	Price Per Share
Philip Emma	6/30/09	Purchase under ESPP, 1,888 shares of Common Stock	$5.44
Bruce C. Ginsberg	6/2/09	Purchase 3,500 shares of Common Stock	$9.39
Bruce C. Ginsberg	6/1/09	Purchase 1,500 shares of Common Stock	$9.01
Stewart G. MacDonald, Jr.	12/14/10	Sale 9,306 shares of Common Stock	$14.14
Stewart G. MacDonald, Jr.	12/13/10	Exercise of stock options, 19,200 shares of Common Stock	$3.70
Stewart G. MacDonald, Jr.	12/08/10	Exercise of stock options, 20,000 shares of Common Stock	$3.70
Stewart G. MacDonald, Jr.	12/1/10	Sale 5,153 shares of Common Stock	$14.16
Stewart G. MacDonald, Jr.	11/30/10	Sale 4,500 shares of Common Stock	$14.03
Stewart G. MacDonald, Jr.	11/29/10	Exercise of stock options, 20,000 shares of Common Stock	$3.70
Stewart G. MacDonald, Jr.	11/16/10	Exercise of stock options, 20,000 shares of Common Stock	$3.70
Stewart G. MacDonald, Jr.	11/15/10	Sale 1,300 shares of Common Stock	$13.10
Stewart G. MacDonald, Jr.	11/12/10	Sale 2,348 shares of Common Stock	$13.10
Stewart G. MacDonald, Jr.	11/11/10	Exercise of stock options, 20,000 shares of Common Stock	$3.70
Stewart G. MacDonald, Jr.	11/11/10	Sale 5,700 shares of Common Stock	$13.19
Neil F. MacLellan, III	12/31/10	Purchase under ESPP, 499 shares of Common Stock	$11.14
Neil F. MacLellan, III	11/11/10	Exercise of stock options, 13,200 shares of Common Stock	$3.29
Neil F. MacLellan, III	11/11/10	Exercise of stock options, 25,000 shares of Common Stock	$3.70
Neil F. MacLellan, III	11/11/10	Exercise of stock options, 42,000 shares of Common Stock	$3.70
Neil F. MacLellan, III	6/30/10	Purchase under ESPP, 1,249 shares of Common Stock	$10.36
Neil F. MacLellan, III	6/30/09	Purchase under ESPP, 1,888 shares of Common Stock	$5.44
Edward F. McCauley	11/3/09	Purchase 5,000 shares of Common Stock	$6.29
Edward F. McCauley	11/3/09	Purchase 1,000 shares of Common Stock	$6.53

Name	Date	Purchase/Sale of Common Stock (number of shares)	Price Per Share
William F. Meagher, Jr.	11/12/10	Exercise of stock options, 15,038 shares of Common Stock	$8.61
Linda A. Serafini	12/31/10	Purchase under ESPP, 287 shares of Common Stock	$11.14
Linda A. Serafini	6/30/10	Purchase under ESPP, 315 shares of Common Stock	$10.36
Linda A. Serafini	12/31/09	Purchase under ESPP, 247 shares of Common Stock	$8.76
Linda A. Serafini	6/30/09	Purchase under ESPP, 590 shares of Common Stock	$5.44
Michael J. Shea	12/31/10	Purchase under ESPP, 162 shares of Common Stock	$11.14
Michael J. Shea	11/15/10	Sale 20,000 shares of Common Stock	$13.11
Michael J. Shea	11/11/10	Exercise of stock options, 13,200 shares of Common Stock	$3.29
Michael J. Shea	11/11/10	Exercise of stock options, 42,000 shares of Common Stock	$3.70
Michael J. Shea	6/30/10	Purchase under ESPP, 392 shares of Common Stock	$10.36
Michael J. Shea	6/30/09	Purchase under ESPP, 1,888 shares of Common Stock	$5.44
Robert J. Tuttle	12/31/09	Purchase under ESPP, 419 shares of Common Stock	$8.76
Robert J. Tuttle	6/30/09	Purchase under ESPP, 1,344 shares of Common Stock	$5.44

Miscellaneous Information Concerning Participants

        Except as described in this Appendix A or otherwise disclosed in this Proxy Statement, no person listed above under "Directors and Nominees" and "Executive Officers" or any of his "associates" beneficially owns (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, any shares or other securities of Mac-Gray or any of its subsidiaries. Furthermore, except as described in this Appendix A or otherwise disclosed in this Proxy Statement, no such person or any of his associates is either a party to any transaction or series of similar transactions since January 1, 2010, or any currently proposed transaction or series of similar transactions (1) to which the Company or any of its subsidiaries was or is to be a party, (2) in which the amount involved exceeds $120,000 and (3) in which such person or associate had or will have a direct or indirect material interest. Except as described in this Appendix A or otherwise disclosed in this Proxy Statement, no person listed above under "Directors and Nominees" and "Executive Officers" or any of his or her associates has entered into any arrangement or understanding with any person with respect to (1) any future employment with the Company or its affiliates, or (2) any future transactions to which the Company or any of its affiliates will or may be a party. Except as described in this Appendix A or otherwise disclosed in this Proxy Statement, there are no contracts, arrangements or understandings by any of the persons listed under "Directors and Nominees" and "Executive Officers" within the past year with any person with respect to any of the Company's securities, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies. Except as described in this Appendix A or otherwise disclosed in this Proxy Statement, no persons listed under "Directors and Nominees" and "Executive Officers" has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the 2011 Annual Meeting of Stockholders (and no other person who is a party to an arrangement or understanding pursuant to which a nominee for election as director is proposed to be elected, has any such interest).

 Appendix B

PROPOSED AMENDMENT TO
SECTION 3 OF THE 2009 MAC-GRAY CORPORATION STOCK OPTION AND INCENTIVE PLAN
TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK ISSUABLE THEREUNDER

        (a)    Stock Issuable.    The maximum number of shares of Stock reserved and available for issuance under the Plan shall be 4,100,000 shares, subject to adjustment as provided in this Section 3. For purposes of this limitation, the shares of Stock underlying any Awards awarded under this Plan or the Company's 2005 Stock Option and Incentive Plan that are forfeited, canceled or otherwise terminated (other than by exercise) shall be added back to the shares of Stock available for issuance under the Plan. Notwithstanding the foregoing, the following shares shall not be added to the shares authorized for grant under the Plan: (i) shares tendered or held back upon exercise of an Option or settlement of an Award to cover the exercise price or tax withholding, and (ii) shares subject to a Stock Appreciation Right that are not issued in connection with the stock settlement of the Stock Appreciation Right upon exercise thereof. Subject to such overall limitations, shares of Stock may be issued up to such maximum number pursuant to any type or types of Award; provided, however, that Stock Options or Stock Appreciation Rights with respect to no more than 250,000 shares of Stock may be granted to any one individual grantee during any one calendar year period, and no more than 1,500,000 shares of the Stock may be issued in the form of Incentive Stock Options. The shares available for issuance under the Plan may be authorized but unissued shares of Stock or shares of Stock reacquired by the Company.

B-1

ANNUAL MEETING OF STOCKHOLDERS OF
MAC-GRAY CORPORATION

May 18, 2011

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

Directions to the Goodwin Procter LLP Conference Center:

        Please note:    Exchange Place does not have a parking garage. Parking is available next door at: 75 State Street (parking garage entrance, on Broad Street).

From Points North:

        Take 1-93 South to exit 24A, Government Center • Get in the left lane and follow signs for Aquarium/Financial District • At the end of exit, bear left and proceed onto Atlantic Avenue southbound • Take first right onto State Street • Take left onto Broad Street and make right into the 75 State Street garage • Take elevator up to 75 State Street lobby, and exit onto Kilby Street • An entrance for 53 State Street (Exchange Place) is immediately across the street

From Points South:

        Take 1-93 North into the Central Artery tunnel • Take exit 23, Government Center • Stay in the left lane, turning left onto North Street at the end of the ramp (follow signs toward Government Center) • Take left onto Congress Street • Follow Congress Street past State Street to Post Office Square • Take left onto Milk Street • Continue on Milk Street until you reach Broad Street • Take left onto Broad Street • Take left into 75 State Street garage (just before State Street) • Take elevator up to 75 State Street lobby, and exit onto Kilby Street • An entrance for 53 State Street (Exchange Place) is immediately across the street

From Points West:

        Take Mass Pike (I-90) to I-93 North to exit 23, Government Center • Stay in the left lane, turning left onto North Street at the end of the ramp (follow signs toward Government Center) • Take left onto Congress Street • Follow Congress Street past State Street to Post Office Square • Take left onto Milk Street • Continue on Milk Street until you reach Broad Street • Take left onto Broad Street • Take left into 75 State Street garage (just before State Street) • Take elevator up to 75 State Street lobby, and exit onto Kilby Street • An entrance for 53 State Street (Exchange Place) is immediately across the street

From Logan Airport:

        Follow signs for the Ted Williams Tunnel/Mass Pike/I-90 West • Take the Ted Williams Tunnel to the Mass Pike (I-90) West • Use Exit 24-25 after leaving the Ted Williams Tunnel • The exit ramp runs parallel to I-90 for approximately 1/2 mile until it enters the northbound central Artery tunnel • Proceed north about 1/2 mile to exit 23, Government Center • Take left onto North Street (follow signs toward Government Center) • Take left onto Congress Street • Follow Congress Street past State Street to Post Office Square • Take left onto Milk Street • Continue on Milk Street until you reach Broad Street • Take left onto Broad Street • Take left into 75 State Street garage (just before State Street) • Take elevator up to 75 State Street lobby and exit onto Kilby St • An entrance for 53 State Street (Exchange Place) is immediately across the street

c/o Corporate Election Services
PO Box 3200
Pittsburgh, PA  15230-3200

VOTE BY INTERNET	WWW.CESVOTE.COM

Use the Internet to appoint your proxy and transmit your voting instructions until 11:59 p.m. Eastern Time on Tuesday, May 17, 2011.  Have your proxy card available when you access the website www.cesvote.com, and follow the simple instructions to record your vote.

VOTE BY TELEPHONE	1-888-693-8683

Use any touch-tone telephone to appoint your proxy and transmit your voting instructions until 11:59 p.m. Eastern Time on Tuesday, May 17, 2011.  Have your proxy card available when you call the Toll-Free number 1-888-693-8683 and follow the simple instructions to record your vote.

VOTE BY MAIL

Please mark, sign, date and promptly mail your proxy card using the postage-paid envelope provided or return your proxy card to:  Mac-Gray Corporation, c/o Corporate Election Services, PO Box 3230, Pittsburgh PA 15230 to ensure that your vote is received prior to the Annual Meeting on May 18, 2011.

INTERNET

www.cesvote.com

•                  Go to the website listed above.

•                  Have your WHITE PROXY CARD ready.

•                  Follow the simple instructions that appear on your computer screen.

TELEPHONE

1-888-693-8683

•                  Use any touch-tone telephone.

•                  Have your WHITE PROXY CARD ready.

•                  Follow the simple recorded instructions.

MAIL

•                  Mark, sign and date your WHITE PROXY CARD

•                  Detach your WHITE PROXY CARD.

•                  Return your WHITE PROXY CARD in the postage-paid envelope provided.

THERE ARE THREE WAYS TO VOTE: BY INTERNET, TELEPHONE OR MAIL

Internet and telephone voting is available 24 hours a day, 7 days a week through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Control Number

Please Vote, Sign, Date and Return Promptly in the Enclosed Postage-Paid Envelope
DETACH PROXY CARD HERE IF YOU ARE NOT VOTING BY TELEPHONE OR INTERNET

The Board of Directors recommends a vote FOR all the nominees, FOR Proposals 2, 4, and 6 and a vote for TWO years on Proposal 5.

PROPOSAL 1 —	To elect: 1 Thomas E. Bullock, 2 William F. Meagher Jr. and 3 Alastair G. Robertson to the Board of Directors.

FOR	WITHHOLD	FOR ALL, WITH
ALL	FROM ALL	EXCEPTIONS
☐	☐	☐

INSTRUCTIONS: To withhold authority to vote for any individual Nominee(s) mark the “FOR ALL, WITH EXCEPTIONS” box and Write the number of the excepted nominee(s) in the space below.

PROPOSAL 2 —

To approve an amendment to the 2009 Mac-Gray Corporation Stock Option and Incentive Plan to increase the number of shares of the Company’s common stock authorized for issuance under such plan from 2,300,000 to 4,100,000 shares.

	☐ FOR	☐ AGAINST	☐ ABSTAIN

The Board of Directors recommends a vote AGAINST Proposal 3.

PROPOSAL 3 —	Stockholder proposal requesting declassification of the Board of Directors.

	☐ FOR	☐ AGAINST	☐ ABSTAIN

PROPOSAL 4 —	To approve the overall compensation of the Company’s named executive officers.

	☐ FOR	☐ AGAINST	☐ ABSTAIN

PROPOSAL 5 —	To recommend the frequency of executive compensation voting.

☐ 3 YEARS	☐ 2 YEARS	☐ 1 YEAR	☐ ABSTAIN

PROPOSAL 6 —	To approve the Company’s independent registered public accounting firm.

	☐ FOR	☐ AGAINST	☐ ABSTAIN

NOTE: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Dated:	, 2011

Signature:

Title or Authority:

Signature (if held jointly):

PLEASE SIGN, DATE AND RETURN THIS PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE TODAY.

Proxy Solicited on Behalf of the Board of Directors

2011 Annual Meeting of Mac-Gray Corporation Stockholders

May 18, 2011, 9:00 a.m. Local Time

Goodwin Procter LLP Conference Center, 2nd Floor

Exchange Place

53 State Street

Boston, Massachusetts

YOUR VOTE IS IMPORTANT

Please take a moment now to vote your common shares of Mac-Gray Corporation for the upcoming Annual Meeting of Stockholders.

PLEASE REVIEW THE PROXY STATEMENT AND VOTE TODAY IN ONE OF THREE WAYS

(See reverse side for instructions)

Please Vote, Sign, Date and Return Promptly in the Enclosed Postage-Paid Envelope
DETACH PROXY CARD HERE IF YOU ARE NOT VOTING BY TELEPHONE OR INTERNET

WHITE PROXY CARD

MAC-GRAY CORPORATION

2011 Annual Meeting of Stockholders

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby acknowledges receipt of the Notice of the 2011 Annual Meeting of Stockholders and Proxy Statement, and hereby appoints Mr. Stewart G. MacDonald and Mr. Michael J. Shea as proxies, and each or either of them as Proxy Holders with full power of  substitution, to vote all shares of Common Stock which the undersigned would be entitled to vote at the Annual Meeting of Stockholders scheduled to be held on Wednesday, May 18, 2011 at Goodwin Procter LLP Conference Center, Second Floor, Exchange Place, 53 State Street, Boston, Massachusetts 02109 at 9:00 a.m. local time and any postponement or adjournments thereof.

Directions to the Goodwin Procter LLP Conference Center are located on the outside back cover of the Proxy Statement for the Annual Meeting of Stockholders to be held on May 18, 2011.

THIS PROXY, WHEN PROPERLY EXECUTED WILL BE VOTED, AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR DIRECTORS LISTED ON THE REVERSE SIDE; FOR THE APPROVAL OF AN AMENDMENT TO THE 2009 MAC-GRAY STOCK OPTION AND INCENTIVE PLAN; AGAINST THE STOCKHOLDER PROPOSAL; FOR THE APPROVAL OF THE OVERALL COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS; FOR EXECUTIVE COMPENSATION VOTING EVERY TWO YEARS; FOR THE APPROVAL OF THE COMPANY’S INDEPENDENT REGISTERED ACCOUNTING FIRM; AND IN THE DISCRETION OF THE PROXY HOLDER ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

Important notice regarding the availability of the proxy materials for the Annual Meeting of Stockholders to be held on May 18, 2011: the Proxy Statement and Annual Report to Stockholders are available at http://www.macgray.com/proxy.

(CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

QuickLinks

NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON WEDNESDAY, MAY 18, 2011
PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS To Be Held on Wednesday, May 18, 2011
PROPOSAL 1 ELECTION OF DIRECTORS
INFORMATION REGARDING DIRECTORS/NOMINEES
CORPORATE GOVERNANCE
REPORT OF THE AUDIT COMMITTEE
INFORMATION REGARDING EXECUTIVE OFFICERS
COMPENSATION DISCUSSION AND ANALYSIS
SUMMARY COMPENSATION TABLE
GRANTS OF PLAN-BASED AWARDS
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
Option Exercises and Stock Vested For Fiscal 2010
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
DIRECTOR COMPENSATION
PRINCIPAL AND MANAGEMENT STOCKHOLDERS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
PROPOSAL 2
APPROVAL OF AMENDMENT TO THE 2009 MAC-GRAY CORPORATION STOCK OPTION AND INCENTIVE PLAN
PROPOSAL 3
STOCKHOLDER PROPOSAL ENTITLED: "SHAREHOLDER PROPOSAL TO DECLASSIFY THE BOARD OF DIRECTORS"
PROPOSAL 4 NON-BINDING, ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
PROPOSAL 5 NON-BINDING, ADVISORY VOTE ON THE FREQUENCY OF THE STOCKHOLDER VOTE ON EXECUTIVE COMPENSATION
PROPOSAL 6 RATIFICATION OF THE SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
SUBMISSION OF STOCKHOLDER PROPOSALS FOR 2012 ANNUAL MEETING
INDEPENDENT ACCOUNTANTS
OTHER MATTERS
  Appendix A
  Appendix B
PROPOSED AMENDMENT TO SECTION 3 OF THE 2009 MAC-GRAY CORPORATION STOCK OPTION AND INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK ISSUABLE THEREUNDER